                       THIRD AMENDED AND RESTATED REDUCING
                            REVOLVING LOAN AGREEMENT


                           Dated as of August 25, 1999


                                      among


                       PALACE STATION HOTEL & CASINO, INC.
                              BOULDER STATION, INC.
                               TEXAS STATION, INC.
                      ST. CHARLES RIVERFRONT STATION, INC.
                         KANSAS CITY STATION CORPORATION
                              SUNSET STATION, INC.


                            THE LENDERS HEREIN NAMED


                                SOCIETE GENERALE,
                             as Documentation Agent


                                BANK OF SCOTLAND,
                                   as Co-Agent


                                       and


                 BANK OF AMERICA, N.A., as Administrative Agent

                                TABLE OF CONTENTS
                                -----------------

                                                                                                           Page
                                                                                                           ----

Article 1
DEFINITIONS AND ACCOUNTING TERMS..............................................................................2

         1.1      Defined Terms...............................................................................2
         1.2      Use of Defined Terms.......................................................................39
         1.3      Accounting Terms...........................................................................39
         1.4      Rounding...................................................................................40
         1.5      Exhibits and Schedules.....................................................................40
         1.6      References to "Borrowers and their Subsidiaries"...........................................40
         1.7      Miscellaneous Terms........................................................................40

Article 2
LOANS AND LETTERS OF CREDIT..................................................................................41

         2.1      Loans-General..............................................................................41
         2.2      Alternate Base Rate Loans..................................................................42
         2.3      Eurodollar Rate Loans......................................................................43
         2.4      Letters of Credit..........................................................................43
         2.5      Voluntary Reduction of Commitments.........................................................47
         2.6      Automatic Reduction of Commitments.........................................................48
         2.7      Optional Termination of Commitments........................................................48
         2.8      Administrative Agent's Right to Assume Funds Available for Advances........................48
         2.9      Swing Line.................................................................................48
         2.10     Refinancing................................................................................51
         2.11     Collateral and Guaranty....................................................................51
         2.12     Senior Indebtedness........................................................................51
         2.13     Facility Increase..........................................................................51

Article 3
PAYMENTS AND FEES............................................................................................53

         3.1      Principal and Interest.....................................................................53
         3.2      Arrangement Fee............................................................................54
         3.3      Commitment Fee.............................................................................54
         3.4      Letter of Credit Fees......................................................................54
         3.5      Agency Fee.................................................................................55


                                      -i-

         3.6      Increased Commitment Costs.................................................................55
         3.7      Eurodollar Costs and Related Matters.......................................................56
         3.8      Late Payments..............................................................................59
         3.9      Computation of Interest and Fees...........................................................59
         3.10     Non-Banking Days...........................................................................60
         3.11     Manner and Treatment of Payments...........................................................60
         3.12     Funding Sources............................................................................61
         3.13     Failure to Charge Not Subsequent Waiver....................................................61
         3.14     Administrative Agent's Right to Assume Payments Will be Made by Borrowers..................61
         3.15     Fee Determination Detail...................................................................62
         3.16     Survivability..............................................................................62

Article 4
REPRESENTATIONS AND WARRANTIES...............................................................................63

         4.1      Existence and Qualification; Power; Compliance With Laws...................................63
         4.2      Authority; Compliance With Other Agreements and Instruments and Government Regulations.....63
         4.3      No Governmental Approvals Required.........................................................64
         4.4      Subsidiaries...............................................................................64
         4.5      Financial Statements.......................................................................64
         4.6      No Other Liabilities; No Material Adverse Changes..........................................65
         4.7      Title to Property..........................................................................65
         4.8      Intangible Assets..........................................................................65
         4.9      Public Utility Holding Company Act.........................................................65
         4.10     Litigation.................................................................................65
         4.11     Binding Obligations........................................................................66
         4.12     No Default.................................................................................66
         4.13     ERISA......................................................................................66
         4.14     Regulation U; Investment Company Act.......................................................66
         4.15     Disclosure.................................................................................67
         4.16     Tax Liability..............................................................................67
         4.17     Projections................................................................................67
         4.18     Hazardous Materials........................................................................67
         4.19     Developed Properties.......................................................................68
         4.20     Gaming Laws................................................................................68
         4.21     Security Interests.........................................................................68

Article 5


                                      -ii-

BORROWERS AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)..........................70

         5.1      Payment of Taxes and Other Potential Liens.................................................70
         5.2      Preservation of Existence..................................................................70
         5.3      Maintenance of Properties..................................................................70
         5.4      Maintenance of Insurance...................................................................70
         5.5      Compliance With Laws.......................................................................70
         5.6      Inspection Rights..........................................................................71
         5.7      Keeping of Records and Books of Account....................................................71
         5.8      Compliance With Agreements.................................................................71
         5.9      Use of Proceeds............................................................................71
         5.10     Hazardous Materials Laws...................................................................71
         5.11     Additional Real Property...................................................................72
         5.12     Additional Vessels.........................................................................72
         5.13     Construction Monitoring....................................................................72
         5.14     Year 2000 Compliance.......................................................................72
         5.15     Delivery of Documentation..................................................................73

Article 6
BORROWERS NEGATIVE COVENANTS.................................................................................74

         6.1      Disposition of Property....................................................................74
         6.2      Mergers....................................................................................74
         6.3      Hostile Acquisitions.......................................................................74
         6.4      ERISA......................................................................................74
         6.5      Change in Nature of Business...............................................................74
         6.6      Liens and Negative Pledges.................................................................74
         6.7      Indebtedness and Guaranty Obligations......................................................75
         6.8      Transactions with Affiliates...............................................................76
         6.9      Fixed Charge Coverage......................................................................76
         6.10     Borrowers Funded Debt Ratio................................................................76
         6.11     Maintenance Capital Expenditures...........................................................76
         6.12     Expansion Capital Expenditures.............................................................77
         6.13     Investments................................................................................78
         6.14     Leases.....................................................................................78
         6.15     New Capital Stock..........................................................................78
         6.16     Prepayments................................................................................78

Article 7


                                     -iii-

PALACE NEGATIVE COVENANTS....................................................................................80

         7.1      Limitation on Tax Payments.................................................................80
         7.2      Management Fees............................................................................80
         7.3      Other Payments to Parents..................................................................80
         7.4      Minimum Tangible Net Worth.................................................................80

Article 8
PARENT AFFIRMATIVE COVENANTS.................................................................................81

         8.1      Article 5 Covenants........................................................................81
         8.2      Additional Borrowers.......................................................................81
         8.3      Additional Real Property...................................................................81
         8.4      Additional Vessels.........................................................................81
         8.5      Additional Capital Stock...................................................................81
         8.6      Designated Senior Indebtedness.............................................................82
         8.7      Pledge Agreement (Missouri)................................................................82

Article 9
PARENT NEGATIVE COVENANTS....................................................................................83

         9.1      Payment of Subordinated Obligations........................................................83
         9.2      Disposition of Property....................................................................83
         9.3      Mergers....................................................................................84
         9.4      Hostile Acquisitions.......................................................................84
         9.5      Distributions..............................................................................84
         9.6      ERISA......................................................................................85
         9.7      Change in Nature of Business...............................................................85
         9.8      Liens and Negative Pledges.................................................................85
         9.9      Indebtedness and Guaranty Obligations......................................................86
         9.10     Transactions with Affiliates...............................................................87
         9.11     Tangible Net Worth.........................................................................87
         9.12     Parent Funded Debt Ratio...................................................................87
         9.13     Maintenance Capital Expenditures...........................................................88
         9.14     Expansion Capital Expenditures and New Venture Expenditures................................88
         9.15     Investments................................................................................90
         9.16     Amendments to Other Financial Instruments..................................................91
         9.17     Cash Accumulation..........................................................................91
         9.18     Prepayments................................................................................91


                                      -iv-

Article 10
INFORMATION AND REPORTING REQUIREMENTS.......................................................................92

         10.1     Financial and Business Information.........................................................92
         10.2     Compliance Certificates....................................................................95

Article 11
CONDITIONS...................................................................................................96

         11.1     Initial Advances, Etc......................................................................96
         11.2     Availability under Excess Facility.........................................................99
         11.3     Any Advance................................................................................99

Article 12
EVENTS OF DEFAULT AND REMEDIES UPON EVENT
OF DEFAULT .................................................................................................100

         12.1     Events of Default.........................................................................100
         12.2     Remedies Upon Event of Default............................................................102
         12.3     Palace Event of Default and Remedies......................................................104

Article 13
THE ADMINISTRATIVE AGENT....................................................................................105

         13.1     Appointment and Authorization.............................................................105
         13.2     Administrative Agent and Affiliates.......................................................105
         13.3     Proportionate Interest in any Collateral..................................................105
         13.4     Lenders' Credit Decisions.................................................................106
         13.5     Action by Administrative Agent............................................................106
         13.6     Liability of Administrative Agent.........................................................107
         13.7     Indemnification...........................................................................108
         13.8     Successor Administrative Agent............................................................109
         13.9     Foreclosure on Collateral.................................................................109
         13.10    No Obligations of Borrowers...............................................................109
         13.11    Authority Regarding Certain Documents.....................................................110

Article 14
MISCELLANEOUS...............................................................................................111

         14.1     Cumulative Remedies; No Waiver............................................................111
         14.2     Amendments; Consents......................................................................111


                                      -v-

         14.3     Costs, Expenses and Taxes.................................................................112
         14.4     Nature of Lenders' Obligations............................................................113
         14.5     Survival of Representations and Warranties................................................113
         14.6     Notices...................................................................................113
         14.7     Execution of Loan Documents...............................................................114
         14.8     Binding Effect; Assignment................................................................114
         14.9     Right of Setoff...........................................................................117
         14.10    Sharing of Setoffs........................................................................117
         14.11    Indemnity by Borrowers....................................................................118
         14.12    Nonliability of the Lenders...............................................................119
         14.13    No Third Parties Benefited................................................................120
         14.14    Confidentiality...........................................................................120
         14.15    Further Assurances........................................................................121
         14.16    Integration...............................................................................121
         14.17    Governing Law.............................................................................121
         14.18    Severability of Provisions................................................................121
         14.19    Headings..................................................................................122
         14.20    Time of the Essence.......................................................................122
         14.21    Foreign Lenders and Participants..........................................................122
         14.22    Hazardous Material Indemnity..............................................................123
         14.23    Gaming Boards.............................................................................124
         14.24    Joint and Several.........................................................................124
         14.25    Waiver of Right to Trial by Jury..........................................................124
         14.26    Purported Oral Amendments.................................................................124


                                      -vi-

EXHIBITS
A   -    Commitments Assignment and Acceptance
B   -    Compliance Certificate
C   -    Deed of Trust Amendment
D   -    Intercreditor Agreement
E   -    Line A Note
F   -    Line B Note
G   -    Omnibus Documents Amendment
H-1 -    Opinion of Counsel
H-2 -    Opinion of Counsel
H-3 -    Opinion of Counsel
H-4 -    Opinion of Counsel
I   -    Pledge Agreement (Missouri)
J   -    Pricing Certificate
K   -    Request for Letter of Credit
L -      Request for Loan
M -      Joint Borrower Provisions

SCHEDULES
1.1A     Lender Commitments
1.1B     Peripheral Assets
4.3      Governmental Approvals
4.4      Subsidiaries
4.7      Existing Liens, Negative Pledges and Rights of Others
4.8      Trademarks and Trade Names
4.10     Material Litigation
4.18     Hazardous Materials Matters
4.19     Developed Properties
6.7      Existing Borrowers Indebtedness
6.13     Existing Borrowers Investments
7        Palace Covenants
9.9      Existing Parent Indebtedness
9.15     Existing Parent Investments

                           THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

                           Dated as of August 25, 1999


              This THIRD AMENDED AND RESTATED REDUCING REVOLVING LOAN AGREEMENT is entered into by and among Palace Station Hotel & Casino, Inc., a Nevada corporation ("Palace"), Boulder Station, Inc., a Nevada corporation ("Boulder"), Texas Station, Inc., a Nevada corporation ("Texas"), St. Charles Riverfront Station, Inc., a Missouri corporation ("St. Charles"), Kansas City Station Corporation, a Missouri corporation ("Kansas City") and Sunset Station, Inc., a Nevada Corporation ("Sunset" and, collectively with Palace, Boulder, Texas, St. Charles and Kansas City, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in ARTICLES 8 and 9 hereof), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 14.8 (collectively, the "Lenders" and individually, a "Lender"), Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A. (formerly known as "Bank of America National Trust and Savings Association"), as Administrative Agent.

              This Agreement amends and restates in its entirety that certain Second Amended and Restated Reducing Revolving and Term Loan Agreement dated as of November 6, 1998 (the "Existing Loan Agreement") among Palace, Boulder, Texas, St. Charles, Kansas City and Sunset, as the Borrowers, Parent (but only for the limited purposes specified therein), the Lenders party thereto and the Administrative Agent. On the Amendment Effective Date, the Loans outstanding under the Existing Loan Agreement shall remain outstanding, but the Line A Loans thereunder shall become evidenced by the Line A Notes hereunder and the Line B Loans thereunder shall become evidenced by the Line B Notes hereunder. Subsequent to the Amendment Effective Date, each Lender shall return its Line A Note and Line B Note under the Existing Loan Agreement to the Administrative Agent for cancellation and return to Borrowers.

              On or about April 1, 1999, Palace entered certain amendments to the leases underlying a portion of the Palace Station Hotel & Casino, which leaseholds are Collateral under the Palace Deed of Trust, without first obtaining the written approval of the Administrative Agent as required by the Palace Deed of Trust. The Lenders hereby waive the Default arising from such failure to obtain the approval of the

Administrative Agent as so required.
              In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS

              1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

              "ADJUSTED EBITDA" means, with respect to any Person and with respect to any fiscal period, the SUM OF (a) Net Income of that Person for that period, PLUS (b) any non-operating non-recurring loss reflected in such Net Income, MINUS (c) any non-operating non-recurring gain reflected in such Net Income, PLUS (d) Interest Expense of that Person for that period, PLUS (e) the aggregate amount of federal and state taxes on or measured by income of that Person for that period (whether or not payable during that period), PLUS (f) depreciation, amortization and all other non-cash expenses of that Person for that period, in each case as determined in accordance with Generally Accepted Accounting Principles and adjusted by ADDING thereto any Pre-Opening Expenses attributable to each New Venture.

              "ADJUSTED FUNDED DEBT" means, with respect to any Person and as of any date of determination (without duplication), (a) the aggregate amount of the principal of all Indebtedness of that Person for borrowed money (INCLUDING debt securities issued and outstanding) on that date, PLUS (b) the aggregate amount of the principal portion of all Capital Lease Obligations of that Person on that date, PLUS (c) the aggregate amount available for drawing under all outstanding letters of credit on that date for which that Person is the account party, PLUS (d) the aggregate amount of the portion of the principal amount of the Indebtedness of any other Person on that date subject to a Guaranty Obligation of that Person PLUS (e) the aggregate amount of all Guaranty Obligations of that Person not with respect to any Indebtedness that has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected on the most recent balance sheet of that Person on or prior to that date and remains in effect on that date; PROVIDED, however, that Adjusted Funded Debt shall not include (i) in the case of Borrowers, any Indebtedness owed to Parent or, in the case of Parent, any Indebtedness owed to any of the Borrowers or to any Restricted Subsidiary; (ii) the obligations of a Person under an operating lease (as such term is defined in accordance with Generally Accepted Accounting Principles) or (iii) the obligations of Parent under a Completion Guaranty and Keep Well Agreement unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected in the consolidated balance sheet of Parent.

              "ADMINISTRATIVE AGENT" means Bank of America, N.A., when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

              "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrowers and the Lenders.

              "ADVANCE" means any advance made or to be made by any Lender to Borrowers as provided in ARTICLE 2, and INCLUDES each Alternate Base Rate Advance and Eurodollar Rate Advance.

              "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

              "AGGREGATE EFFECTIVE AMOUNT" means (a) as of any date of determination and with respect to all Letters of Credit then outstanding, the SUM of (i) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender PLUS (ii) the aggregate amounts paid by the Issuing Lender and neither repaid by Borrowers pursuant to Section 2.4(d) nor the subject of Advances made pursuant to Sections 2.4(e) and 2.4(f).

              "AGREEMENT" means this Third Amended and Restated Reducing Revolving Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

              "ALTERNATE BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Reference Rate in effect on such date and
       (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

              "ALTERNATE BASE RATE ADVANCE" means an Advance made under Section 2.1(a) or 2.1(b) and specified to be an Alternate Base Rate Advance in accordance with ARTICLE 2.

              "ALTERNATE BASE RATE LOAN" means a Loan made hereunder and specified to be an Alternate Base Rate Loan in accordance with ARTICLE 2.

              "AMENDMENT EFFECTIVE DATE" means the time and Banking Day on which the conditions set forth in Section 11.1 are satisfied or waived. The Administrative Agent shall notify Borrowers and the Lenders of the date that is the Amendment Effective Date.

              "ANNUALIZED ADJUSTED EBITDA" means (a) with respect to Parent or Borrowers and with respect to any fiscal period ending during the period from the Amendment Effective Date through and including September 30, 1999, the SUM OF (i) the Adjusted EBITDA of Parent or Borrowers (as applicable) for that fiscal period EXCLUDING Adjusted EBITDA of Texas and Sunset for that fiscal period PLUS (ii) the Annualization Amount for that fiscal period and (b) with respect to Parent or Borrowers and with respect to any fiscal period ending after September 30, 1999, the Adjusted EBITDA of Parent or Borrowers (as applicable) for that fiscal period.

              "ANNUALIZATION AMOUNT" means (a) for the fiscal period consisting of the four (4) Fiscal Quarters ended June 30, 1999, the combined Adjusted EBITDA of Texas and Sunset for the two (2) Fiscal Quarters then ended MULTIPLIED BY two (2) and (b) for the fiscal period consisting of the four (4) Fiscal Quarters ending September 30, 1999, the combined Adjusted EBITDA of Texas and Sunset for the three (3) Fiscal Quarters then ended MULTIPLIED BY four thirds (4/3).

              "APPLICABLE ALTERNATE BASE RATE MARGIN" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period.


                        Applicable
                       Pricing Level                            Margin
                   -------------------                     -----------------
                           I                                       0
                           II                                  25.00
                           III                                 37.50
                           IV                                  50.00
                           V                                   75.00
                           VI                                 100.00
                           VII                                125.00
                           VIII                               150.00


                  "APPLICABLE COMMITMENT FEE RATE" means, for each Pricing Period, the rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:


                         Applicable
                       Pricing Level                       Commitment Fee
                    ------------------                -----------------------
                           I                                    30.00
                           II                                   35.00
                           III                                  40.00
                           IV                                   43.75
                           V                                    43.75
                           VI                                   50.00
                           VII                                  50.00
                           VIII                                 50.00

                  "APPLICABLE EURODOLLAR RATE MARGIN" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:


                         Applicable
                       Pricing Level                          Margin
                  ----------------------           -------------------------
                           I                                  125.00
                           II                                 150.00
                           III                                162.50
                           IV                                 175.00
                           V                                  200.00
                           VI                                 225.00
                           VII                                250.00
                           VIII                               275.00


                  "APPLICABLE PRICING LEVEL" means, for each Pricing Period, the pricing level set forth below opposite the Parent Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:


                                                               Parent Leverage
                  Pricing Level                                      Ratio
               ---------------------                   -------------------------------
                           I                                  Less than 3.25 to 1.00

                           II                                 Equal to or
                                                              greater than 3.25
                                                              to 1.00 but less
                                                              than 3.75 to 1.00

                           III                                Equal to or
                                                              greater than 3.75
                                                              to 1.00 but less
                                                              than 4.00 to 1.00

                           IV                                 Equal to or
                                                              greater than 4.00
                                                              to 1.00 but less
                                                              than 4.25 to 1.00

                           V                                  Equal to or
                                                              greater than 4.25
                                                              to


                                      -5-

                                                              1.00 but less than
                                                              4.75 to 1.00


                           VI                                 Equal to or
                                                              greater than 4.75
                                                              to 1.00 but less
                                                              than 5.00 to 1.00

                           VII                                Equal to or
                                                              greater than 5.00
                                                              to 1.00 but less
                                                              than 5.25 to 1.00

                           VIII                               Equal to or
                                                              greater than 5.25
                                                              to 1.00;

       PROVIDED that (a) in the event that Borrowers do not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level VIII, and (b) if any Pricing Certificate is subsequently determined to be in error, then the resulting change in the Applicable Pricing Level shall be made retroactively to the beginning of the relevant Pricing Period.

              "APPLICABLE STANDBY LETTER OF CREDIT FEE" means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

              "AUBURN INDIAN GAMING PROJECT" means a gaming facility to be located in the Sacramento, California metropolitan area to be owned by Native Americans and operated by an Affiliate of Parent.

              "AVERAGE QUARTERLY ADJUSTED FUNDED DEBT" means, with respect to any Person and as of the last day of each Fiscal Quarter, the average principal amount of all Adjusted Funded Debt of that Person outstanding on the last day of each of the three calendar months comprising such Fiscal Quarter.

              "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California, Nevada or New York.

              "BASKET EXPENDITURES" means (a) Expansion Capital Expenditures made by Borrowers subsequent to the Amendment Effective Date pursuant to
       Section 6.12, (b) New Venture Expenditures made by Parent subsequent to the Amendment Effective Date pursuant to Section 9.14 and (c) the aggregate amount expended by Parent for repurchases or redemptions of Common Stock or Permitted Preferred Stock subsequent to the Amendment Effective Date pursuant to Section 9.5.

              "BORROWERS" has the meaning set forth in the preamble of this Agreement.

              "BORROWERS FUNDED DEBT RATIO" means the Funded Debt Ratio of Borrowers; PROVIDED that (a) the components of such ratio shall be calculated for Borrowers on a combined basis and (b) Adjusted EBITDA of Borrowers shall be adjusted by SUBTRACTING therefrom the applicable Management Fee Factor.

              "BOULDER" has the meaning set forth in the preamble to this Agreement.

              "BOULDER DEED OF TRUST" means the Deed of Trust (Fee) and/or a Deed of Trust (Leasehold) executed by Boulder covering the real property comprising the Boulder Station Hotel & Casino in Las Vegas, Nevada.

              "BOULDER EXPANSION PROJECT" means the expansion of hotel/casino/ amenities at the Boulder Station Hotel & Casino that will provide customer products consistent with existing customer products at that location in accordance with Parent's existing master plan for that location.

              "CAPITAL EXPENDITURE" means any expenditure that is treated as a capital expenditure under Generally Accepted Accounting Principles, INCLUDING any amount which is required to be treated as an asset subject to a Capital Lease Obligation and INCLUDING interest required by Generally Accepted Accounting Principles to be capitalized with respect to such an expenditure. An Investment shall not be deemed a Capital Expenditure. Subject to the last sentences of Section 6.16 and
         Section 9.18, respectively, neither (a) the prepayment of any operating lease permitted by Sections 6.16 or 9.18 nor (b) improvements or repairs to, or replacement of, capital assets made with, or offset by, insurance proceeds actually received by a Borrower or Parent, shall be deemed a Capital Expenditure.

              "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

              "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

              "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                    (a) Government Securities due within one year after the date of the making of the Investment;

                    (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

                    (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                    (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                    (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; PROVIDED that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                    (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (C) or (D) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

                    (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill,

         Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (C) or (D) above; PROVIDED that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and
         (z) the aggregate amount of all such Investments does not exceed $15,000,000;

                    (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (C) or (D) hereof, or a registered broker or dealer described in clause (E) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (G) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

                    (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; PROVIDED that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.),
         (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

                  "CASH INCOME TAXES" means, with respect to any fiscal period, taxes on or measured by the income of Borrowers that are paid or currently payable in Cash by Borrowers or Parent during that fiscal period.

                  "CASH INTEREST EXPENSE" means Interest Expense that is paid or currently payable in Cash.

                  "CERTIFICATE" means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

                  "CHANGE IN CONTROL" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 40% or more of the outstanding Common Stock and at such time the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, at least the same percentage of Common Stock as is beneficially owned by such Unrelated Person, (b) Parent consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any person consolidates with or merges into Parent, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person (OTHER THAN the Existing Equity Holders) becomes the beneficial owner, directly or indirectly, of 40% or more of Common Stock and at such time the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, at least the same percentage of Common Stock as is beneficially owned by such Unrelated Person or (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office. For purposes of the foregoing, the term "UNRELATED PERSON" means any Person OTHER THAN
         (i) a Subsidiary of Parent, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Parent and its Subsidiaries or (iii) any of the Existing Equity Holders, and the term "EXISTING EQUITY HOLDERS" means Frank J. Fertitta III, Blake L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson, Joseph F. Canfora and Scott M. Nielson and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing, and any lineal descendants of such Persons, but only to the extent that the beneficial ownership of Common Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such Person.

                  "CO-AGENT" means Bank of Scotland. The Co-Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Lender.

                  "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "COLLATERAL" means all of the collateral covered by the Collateral Documents.

                  "COLLATERAL AGENT" means Bank of America, N.A., as Collateral Agent pursuant to the Intercreditor Agreement for the Lenders and the Term Lenders.

                  "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Trademark Collateral Assignment, the Deeds of Trust, the Preferred Ship Mortgages, as amended in each case by the Omnibus Documents Amendment or the Deed of Trust Amendment, the Pledge Agreement (Nevada), the Pledge Agreement (Missouri) (if and when executed and delivered pursuant to SECTION 8.3) and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrowers or any of the Guarantors to secure the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means each Letter of Credit issued to support the purchase of goods by Borrowers which is determined to be a commercial letter of credit by the Issuing Lender.

                  "COMMITMENTS" means the Line A Commitment and the Line B Commitment.

                  "COMMITMENTS ASSIGNMENT AND ACCEPTANCE" means a commitment assignment and acceptance substantially in the form of EXHIBIT A.

                  "COMMON STOCK" means the common stock of Parent or its successor.

                  "COMPLETION GUARANTY AND KEEP-WELL AGREEMENT" means (a) the guaranty by Parent, Borrowers or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by an Affiliate of Parent, (b) the agreement by Parent, Borrowers or a Restricted Subsidiary to advance funds, property or services on behalf of an Affiliate of Parent in order to maintain the financial condition of such Affiliate in connection with the development, construction and operations of a new gaming facility by such Affiliate and (c) performance bonds incurred in the ordinary course of business; PROVIDED that, in the case of clauses (A) and (B) above, such guaranty or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Gaming Board.

                  "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B, properly completed and signed by a Senior Officer of Borrowers.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "DEED OF TRUST (FEE)" means a deed of trust in the form of EXHIBIT C to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "DEED OF TRUST (LEASEHOLD)" means a deed of trust in the form of EXHIBIT D to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "DEED OF TRUST AMENDMENT" means an amendment to each of the Existing Deeds of Trust substantially in the form of EXHIBIT C.

                  "DEEDS OF TRUST" means the Existing Deeds of Trust, and any other deed of trust required to be provided to the Administrative Agent pursuant to Section 5.11.

                  "DEEMED INTERCOMPANY INDEBTEDNESS" means, as of any date of determination, an amount equal to the SUM OF (a) the principal of all outstanding Indebtedness of Parent (OTHER THAN (i) Indebtedness owed to any of Borrowers or to a Restricted Subsidiary and (ii) Indebtedness consisting of Guaranty Obligations with respect to Indebtedness of Borrowers owed to Persons OTHER THAN Parent or a Restricted Subsidiary) PLUS (b) the liquidation preference on all outstanding capital stock of Parent that bears a dividend payable in Cash at a specified rate or per share amount.

                  "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 12.1, or both, would be an Event of Default.

                  "DEFAULT RATE" means the interest rate prescribed in Section 3.9.

                  "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrowers with Bank of America, N.A. or one of its Affiliates, as from time to time designated by Borrowers by written notification to the Administrative Agent.

                  "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in both the London and Cayman Islands Eurodollar Markets are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that neither the London nor the Cayman Islands Eurodollar Market represents at the relevant time the effective pricing to the Lenders for deposits of Dollars in such Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrowers and the Requisite Lenders.

                  "DEVELOPED PROPERTY" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, excursion gambling boat, floating gaming facility, golf course, entertainment center or similar facility owned by Parent or any of its Subsidiaries (or owned by a Person in which Parent or any of its Subsidiaries holds an Investment) and which is at such date substantially complete and open for business.

                  "DISPOSITION" means the voluntary sale, transfer or other disposition of any asset of Borrowers OTHER THAN (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrowers and (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrowers, or where Borrowers determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrowers.

                  "DISQUALIFIED STOCK" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; PROVIDED that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only if the board of directors of Parent determines in its judgment that as a result of a holder or beneficial owner owning such interests
         (i) Borrowers have lost or may lose any license or franchise from any Gaming Board held by Borrowers or any Subsidiary of Borrowers necessary to conduct any portion of the business of Borrowers or (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrowers, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

                  "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                  "DOCUMENTATION AGENT" means Societe Generale. The Documentation Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Lender.

                  "DOLLARS" or "$" means United States dollars.

                  "DOMESTIC REFERENCE LENDER" means Bank of America, N.A.

                  "ELIGIBLE ASSIGNEE" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any
         (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section
         11.21 and (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming
         Laws), all applicable Gaming Boards.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "EURODOLLAR BANKING DAY" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "EURODOLLAR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to Borrowers and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                  "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

                  "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrowers pursuant to
         Section 2.1(c) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrowers in the applicable Request for Loan; PROVIDED that:

                    (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

                    (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

                    (c) Borrowers may not specify a Eurodollar Period that extends beyond the next Reduction Date unless the aggregate principal amount of the Loans having a Eurodollar Period ending after such Reduction Date is less than the Commitments (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

                    (d) No Eurodollar Period shall extend beyond the Maturity Date.

               "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lenders to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Lender with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

               "EURODOLLAR RATE ADVANCE" means an Advance made under Section 2.1(a) or 2.1(b) and specified to be a Eurodollar Rate Advance in accordance with ARTICLE 2.

               "EURODOLLAR RATE LOAN" means a Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with ARTICLE 2.

               "EURODOLLAR REFERENCE LENDERS" means (a) Bank of America, N.A.,

         (b) Bank of Scotland and (c) Societe Generale.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section
         12.1 and shall INCLUDE a Palace Event of Default.

                  "EXCESS FACILITY" means the credit facility extended to Borrowers by the Lenders pursuant to the Line B Commitment.

                  "EXISTING DEEDS OF TRUST" means the Palace Deed of Trust, the Boulder Deed of Trust, the Texas Deed of Trust, the St. Charles Deed of Trust, the Kansas City Deeds of Trust and the Sunset Deed of Trust.

                  "EXISTING LOAN AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "EXISTING SUBORDINATED DEBT" means (a) Parent's 9-3/4% senior subordinated notes due 2007, (b) Parent's 10-l/8% senior subordinated notes due 2006 and (c) Parent's 8 7/8% senior subordinated notes due 2008.

                  "EXPANSION CAPITAL EXPENDITURE" means a Capital Expenditure that is not a Maintenance Capital Expenditure.

                  "EXPANSION CAPITAL EXPENDITURE BASKET" means, as of any date of determination, the SUM OF (a) $425,000,000 PLUS (b) any New Equity Proceeds PLUS (c) the excess, if any, of (i) the net Cash proceeds received by Parent from any issuance of Permitted Subordinated Debt after the Amendment Effective Date and through such date over (ii) $135,000,000.

                  "FACILITY INCREASE" means an increase in the Line B Commitment pursuant to Section 2.13.

                  "FACILITY INCREASE AMOUNT" means the amount, not in excess of $50,000,000, by which the Line B Commitment is increased pursuant to a Facility Increase.

                  "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended from time to time.

                  "FISCAL QUARTER" means the fiscal quarter of Borrowers or Parent, as applicable, ending on each March 31, June 30, September 30 and December 31.

                  "FISCAL YEAR" means the fiscal year of Borrowers or Parent, as applicable, ending on each December 31.

                  "FIXED CHARGE COVERAGE" means, as of the last day of each Fiscal Quarter, the RATIO of (a) Annualized Adjusted EBITDA of Borrowers for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters MINUS Cash Income Taxes of Borrowers for such fiscal period TO (b) the SUM of (i) Interest Charges of Borrowers for such fiscal period with respect to Indebtedness OTHER THAN Indebtedness owed to Parent or a Restricted Subsidiary PLUS (ii) Maintenance Capital Expenditures of Borrowers made during such fiscal period PLUS (iii) the aggregate of (A) all principal payments on the Notes made during such fiscal period required by
         Section 3.1(d)(i), (B) all voluntary principal prepayments on the Notes made during such fiscal period to the extent that such prepayment reduced or eliminated the amount of a subsequent principal payment on the Notes which would otherwise be required by Section 3.1(d)(i) and
         (C) all scheduled principal payments on all Indebtedness of Borrowers during such fiscal period and PLUS (iv) Interest Charges of Borrowers for such fiscal period with respect to Deemed Intercompany Indebtedness calculated at an interest rate that is not less than the Minimum Intercompany Rate.

                  "FUNDED DEBT RATIO" means, with respect to any Person and as of the last day of each Fiscal Quarter, the RATIO OF (a) Average Quarterly Adjusted Funded Debt of that Person for that Fiscal Quarter to (b) Annualized Adjusted EBITDA of that Person for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

                  "GAMING BOARD" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the Missouri Gaming Commission and (d) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction.

                  "GAMING LAWS" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "GOVERNMENT SECURITIES" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (INCLUDING any Gaming Board), or (c) any court or administrative tribunal of competent jurisdiction.

                  "GREEN VALLEY PROJECT" means a casino/hotel to be constructed near the corner of Lake Mead Boulevard and Green Valley Parkway in Henderson, Nevada.

                  "GUARANTORS" means Parent and the Sibling Guarantors.

                  "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected in the consolidated balance sheet of Borrowers.

                  "HAZARDOUS MATERIALS" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

                  "HAZARDOUS MATERIALS LAWS" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real

         Property.

                  "IMMATERIAL SUBSIDIARY" means, as of any date of determination, (a) in the case of a Subsidiary of any of the Borrowers, a Subsidiary that has on such date total assets with a book value or fair market value (whichever is greater) less than $100,000 and (b) in the case of a Subsidiary of Parent (OTHER THAN a Subsidiary of any of the Borrowers), a Subsidiary that has on such date total assets with a book value or fair market value (whichever is greater) less than $3,500,000.

                  "INDEBTEDNESS" means, as to any Person (without duplication),
         (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (EXCLUDING trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), INCLUDING any Guaranty Obligation for any such indebtedness,
         (b) indebtedness of such Person of the nature described in clause (A) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements; PROVIDED that in no event shall the obligations of a Person under an operating lease (as such term is defined under Generally Accepted Accounting Principles) be deemed Indebtedness of that Person.

                  "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, copyrights, trade names, trademarks and patents.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement among the Collateral Agent, the Administrative Agent (on behalf of the Lenders) and the Term Loan Agent (on behalf of the Term Lenders) in the form of EXHIBIT D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "INTEREST CHARGES" means, with respect to any Person and as of the last day of any fiscal period, the SUM OF (a) Cash Interest Expense of that Person PLUS (b) all interest currently payable by that Person in Cash incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles.

                  "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan MINUS (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

                  "INTEREST EXPENSE" means, with respect to any Person and as of the last day of any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (INCLUDING any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles PLUS (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "INTEREST PERIOD" means, with respect to any Eurodollar Rate Loan, the related Eurodollar Period.

                  "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (MINUS any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents or has resulted in a cancellation or forgiveness of Indebtedness payable in Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment. An Investment in a Person consisting of the guaranty of an obligation of such Person shall not be deemed outstanding following the termination or expiration of such guaranty. Swap Agreements shall not be deemed Investments.

                  "ISSUING LENDER" means Bank of America, N.A.

                  "JOINDER AGREEMENT" means a joinder agreement to be executed and delivered pursuant to SECTION 6.2 by Parent, or by an additional Borrower pursuant to Section 8.2, substantially in the form of EXHIBIT F to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "KANSAS CITY" has the meaning set forth in the preamble to this Agreement.

                  "KANSAS CITY DEEDS OF TRUST" means (a) the Deed of Trust executed by Kansas City covering (i) the leasehold estate in the real property comprising the Kansas City Riverfront Station Casino dockside facilities, (ii) the leasehold estate for pipeline purposes in the adjacent river levee owned by the Birmingham Drainage District, (iii) the fee simple estate in certain adjacent real property acquired from Kansas City Power and Light Company and (iv) the leasehold estate in certain adjacent real property commonly referred to as the "Western Acreage" and (b) the Deed of Trust executed by Kansas City covering the two adjacent parcels of wetlands mitigation property near "Jackass Bend" in Jackson County, Missouri.

                  "KANSAS CITY LOCAL SHARES" means the shares of capital stock of Kansas City that were or may be issued to certain Persons in connection with development agreements entered between Kansas City and Governmental Agencies located in Kansas City, Missouri.

                  "LANDLORD CONSENT" means a landlord consent certificate executed by each of the lessors with respect to a leasehold estate comprising Collateral, substantially in the form of EXHIBIT G to the Predecessor Loan Agreement, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "LEAD ARRANGER" means Banc of America Securities LLC.

                  "LENDER" has the meaning set forth in the preamble to this Agreement.

                  "LETTERS OF CREDIT" means any of the letters of credit issued by the Issuing Lender as either a Commercial Letter of Credit or a Standby Letter of Credit under the Commitments pursuant to Section 2.4 either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted. On the Amendment Effective Date, the Mercantile Letter of Credit shall become a Letter of Credit hereunder pursuant to Section 2.4(k).

                  "LICENSE REVOCATION" means the revocation, involuntary failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Parent or any Subsidiary of Parent.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any currently effective agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or currently effective agreement to give any financing statement (OTHER THAN a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "LINE A COMMITMENT" means, subject to Sections 2.5 and 2.6, $72,000,000. The respective Pro Rata Shares of the Lenders with respect to the Line A Commitment are set forth in SCHEDULE 1.1.

                  "LINE A NOTE" means any of the promissory notes made by Borrowers to a Lender evidencing Advances under that Lender's Pro Rata Share of the Line A Commitment, substantially in the form of EXHIBIT E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "LINE A LOAN" means any Loan made under the Line A Commitment.

                  "LINE B COMMITMENT" means, subject to Sections 2.5, 2.6 and 2.13, $278,000,000. The respective Pro Rata Shares of the Lenders with respect to the Line B Commitment are set forth in SCHEDULE 1.1.

                  "LINE B LOAN" means a Loan made under the Line B Commitment.

                  "LINE B NOTE" means any of the promissory notes made by Borrowers to a Lender evidencing Advances under that Lender's Pro Rata Share of the Line B Commitment, substantially in the form of EXHIBIT F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to ARTICLE 2.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Parent Guaranty, the Sibling Guaranty, the Letters of Credit, the Collateral Documents, any Secured Swap Agreement, the Swing Line Note and any other agreements of any type or nature hereafter executed and delivered by Borrowers or the Guarantors to the Administrative Agent, any Lender or the Swing Line Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted (INCLUDING pursuant to the Omnibus Documents Amendment).

                  "LOCALS SECURITIES ACQUISITION" means the acquisition by Parent of (a) debt and/or equity securities of Persons that are primarily engaged in the casino business in the greater Las Vegas, Nevada metropolitan area oriented to the "locals" market or (b) the lessor's position, or an interest in the lessor's position, under operating leases extended to such Persons.

                  "MAINTENANCE CAPITAL EXPENDITURE" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of any Developed Property, EXCLUDING any Capital Expenditures which materially adds to or further improves such Developed Property.

                  "MAJORITY LENDERS" means, when used in Section 6.12, Lenders having in the aggregate more than 50% of the Commitments then in effect.

                  "MANAGEMENT FEE FACTOR" means $12,000,000.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document (OTHER THAN as a result of any action or inaction of the Administrative Agent, any Lender or any Affiliate of any Lender), (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrowers or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrowers to perform the Obligations.

                  "MATURITY DATE" means September 30, 2003.

                  "MERCANTILE LETTER OF CREDIT" means standby letter of credit No. 3017345 dated July 23, 1999 in the amount of $4,800,000 issued by Bank of America, N.A. (then known as "Bank of America National Trust and Savings Association") (in its individual capacity) at the request of Kansas City in favor of Mercantile Bank, N.A. expiring August 25, 2001.

                  "MINIMUM INTERCOMPANY RATE" means, as of any date of determination, the interest rate that is the weighted (by principal amount outstanding or liquidation preference, as applicable) daily average of (a) the effective after-tax interest rates payable as of that date on all outstanding Indebtedness of Parent (OTHER THAN Indebtedness owed to any of Borrowers or to a Restricted Subsidiary) and (b) the effective after-tax rate (calculated by converting the per share dividend amount with reference to the related per share liquidation preference) at which dividends, if not paid in Cash, will accrue and cumulate as of that date on all outstanding capital stock of Parent (INCLUDING Permitted Preferred Stock).

                  "MODEL INDENTURE" means the Indenture dated as of April 3, 1997 between Parent and First Union National Bank covering Parent's 9-3/4% senior subordinated notes due 2007.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrowers or any of their ERISA Affiliates contribute or are obligated to contribute.

                  "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Borrowers or any of the Guarantors that prohibits Liens on any of its or their Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Sections 6.6 or 9.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                  "NET INCOME" means, with respect to any Person and with respect to any fiscal period, the net income of that Person for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied; PROVIDED that (a) Net Income for Borrowers shall be determined on a combined basis and (b) Net Income for Parent shall be determined on a consolidated basis.

                  "NEW EQUITY PROCEEDS" means, as of any date of determination, the aggregate net Cash proceeds received by Parent from any issuance and sale of Common Stock and/or Permitted Preferred Stock of Parent after the Amendment Effective Date and through such date.

                  "NEW VENTURE" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, excursion gambling boat, floating gaming facility, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Parent or any of its Subsidiaries (or owned or to be owned by a Person in which Parent or any of its Subsidiaries or a New Venture Entity owned directly or indirectly by Parent or any of its Subsidiaries holds an Investment) and which is not at the Amendment Effective Date a Developed Property; PROVIDED that the acquisition by St. Charles of any TIF Real Property shall be considered, in conjunction with its acquisition of all other TIF Real Property, to be a New Venture.

                  "NEW VENTURE ENTITY" means (a) the Person that directly owns a New Venture, and (b) any holding company for such a Person whose sole assets consist (directly or indirectly through another New Venture Entity) of Investments in that Person.

                  "NEW VENTURE EXPENDITURE" means any expenditure by Parent or any of its Subsidiaries for, or in connection with, a New Venture. The amount of a New Venture Expenditure that is made in Property OTHER THAN Cash shall be the fair market value of the Property at the time of that New Venture Expenditure.

                  "NOTES" means the Line A Notes and the Line B Notes.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrowers or the Guarantors at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers.

                  "OMNIBUS DOCUMENTS AMENDMENT" means the Third Omnibus Documents Amendment and Collateral Assignment amending various Loan Documents to be executed by Borrowers, the Administrative Agent and the Collateral Agent, in the form of EXHIBIT G, as of the Amendment Effective Date, together with all ancillary amendments to the Loan Documents referred to therein.

                  "OPINIONS OF COUNSEL" means the favorable written legal opinions of (a) Milbank, Tweed, Hadley & McCloy, special counsel to Borrowers and the Guarantors and (b) Schreck Morris, special Nevada counsel to Borrowers and the Guarantors, (c) King, Hershey, Coleman, Koch & Stone, special Missouri counsel to Kansas City and (d) Thompson & Coburn, special Missouri counsel to St. Charles, substantially in the form of EXHIBITS H-1, H-2, H-3 and H-4, respectively.

                  "PALACE" has the meaning set forth in the preamble to this Agreement.

                  "PALACE DEED OF TRUST" means the Deed of Trust (Fee) and/or Deed of Trust (Leasehold) executed by Palace covering the real property comprising the Palace Station Hotel & Casino in Las Vegas, Nevada.

                  "PALACE EVENT OF DEFAULT" shall have the meaning provided in
         Section 12.3.

                  "PARENT" has the meaning set forth in the preamble to this Agreement.

                  "PARENT FUNDED DEBT RATIO" means the Funded Debt Ratio of Parent; PROVIDED that the components of such ratio shall be calculated for Parent on a consolidated basis, EXCEPT that such calculations shall exclude any amounts or items attributable to Unrestricted New Venture Entities.

                  "PARENT LEVERAGE RATIO" means, as of the last day of each Fiscal Quarter, the RATIO OF (a) Average Quarterly Adjusted Funded Debt of Parent for that Fiscal Quarter to (b) Adjusted EBITDA of Parent for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters; PROVIDED that the components of such ratio shall be calculated for Parent on a consolidated basis, EXCEPT that such calculations shall exclude any amounts or items attributable to Unrestricted New Venture Entities.

                "PARENT GUARANTY" means the continuing guaranty of the Obligations executed and delivered by Parent, in the form of EXHIBIT I to the Existing Loan Agreement.

                  "PARENT TANGIBLE NET WORTH" means, as of any date of determination, the consolidated Stockholders' Equity of Parent and its Subsidiaries on that date minus the aggregate Intangible Assets of Parent and its Subsidiaries on that date.

                  "PARTY" means any Person other than the Administrative Agent, the Lenders and any Affiliate of any Lender, which now or hereafter is a party to any of the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrowers or to which Borrowers contributes or has an obligation to contribute.

                  "PERIPHERAL ASSETS" means (a) the capital stock or assets of Southwest Gaming Services, Inc., (b) the capital stock or assets of Southwest Services, Inc., (c) the out-of-service riverboat commonly known as "Casino St. Charles" and (d) each other asset listed on
         SCHEDULE 1.1B.

                  "PERMITTED ENCUMBRANCES" means:

                  (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

                  (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material Property is subject to a material impending risk of loss or forfeiture;

                  (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                  (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                  (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                  (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                  (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                  (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

                  (i) statutory Liens, other than those described in clauses
         (A) or (B) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to a material impending risk of loss or forfeiture;

                  (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                  (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

                  (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                  (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                  (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (OTHER THAN contracts creating or evidencing an extension of credit to the depositor);

                  (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                  (p) Liens consisting of deposits of Property to secure statutory obligations of Borrowers;

                  (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

                  (r) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, PROVIDED that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture; and

                  (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held.

                  "PERMITTED PREFERRED STOCK" means preferred stock of Parent that (a) is not subject to mandatory redemption or mandatory exchange for any debt security of Parent, or any redemption or such exchange at the election of any holder thereof, in each case prior to December 31, 2006, (b) if it bears a scheduled dividend rate in excess of 9.5%, permits the payment of dividends in excess of 9.5% through at least December 31, 2006 in the form of additional shares of such preferred stock and (c) is issued pursuant to charter documents and/or a governing agreement that contains representations, warranties, covenants, change of control provisions, events of default and other provisions determined by the Requisite Lenders (in the exercise of their reasonable judgment from the perspective of a senior lender) to be not more favorable to the holders of such preferred stock than those applicable to Parent's previously outstanding $.01 par value convertible preferred stock.

                  "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (OTHER THAN a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "PERMITTED SALE/LEASEBACK" means the sale to a Person not an Affiliate of Parent, and subsequent leaseback, of any or all of the currently incomplete vessels and related dockside facilities located at St. Charles, Missouri.

                  "PERMITTED SUBORDINATED DEBT" means Indebtedness of Parent that (a) does not have any principal or sinking fund payment due prior to December 31, 2006, (b) is subordinated (INCLUDING interest blockage and delayed acceleration provisions) to the Obligations to at least the same degree as is set forth in the Model Indenture and (c) is issued pursuant to a governing agreement that contains representations, warranties, covenants, change of control provisions, events of default and other provisions substantially identical to those in the Model Indenture or determined by the Requisite Lenders (in the exercise of their reasonable judgment from the perspective of a senior lender) to be not more favorable to the holders of such Indebtedness than those contained in the Model Indenture.

                  "PERSON" means any individual or entity, INCLUDING a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture or Governmental Agency.

                  "PLEDGE AGREEMENT (MISSOURI)" means a pledge agreement substantially in the form of EXHIBIT I, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "PLEDGE AGREEMENT (NEVADA)" means the Pledge Agreement executed and delivered by Parent in connection with the Predecessor Loan Agreement covering the Pledged Collateral (Nevada).

                  "PLEDGE AGREEMENTS" means the Pledge Agreement (Nevada) and the Pledge Agreement (Missouri) (OTHER THAN any Kansas City Local Shares).

                  "PLEDGED COLLATERAL (MISSOURI)" means certificates evidencing 100% of the shares of St. Charles and Kansas City.

                  "PLEDGED COLLATERAL (NEVADA)" means certificates evidencing 100% of the shares of capital stock of (a) Palace, Boulder, Texas and Sunset and (b) any additional Borrowers added pursuant to Section 8.2.

                  "PREDECESSOR LOAN AGREEMENT" means the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended through November 5, 1998.

                  "PREFERRED SHIP MORTGAGE" means the preferred ship mortgage executed and delivered by Kansas City in the form of EXHIBIT O to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (OTHER THAN Interest Expense) classified as "pre-opening expenses" on the applicable financial statements of Parent and its Subsidiaries for such period, prepared in accordance with Generally Accepted Accounting Principles consistently applied.

                  "PRICING CERTIFICATE" means a certificate in the form of
         EXHIBIT I, properly completed and signed by a Senior Officer of Borrowers.

                  "PRICING PERIOD" means (a) the period commencing on each February 16 and ending on the next following May 15, (b) the period commencing on each May 16 and ending on the next following August 15,

         (c) the period commencing on each August 16 and ending on the next following November 15 and (d) the period commencing on each November 16 and ending on the next following February 15.

                  "PRIOR PALACE CREDIT FACILITY" means that certain Reducing Revolving Credit Agreement dated as of May 23, 1993 among Palace, Bank of America NT & SA, as administrative agent, and the banks party thereto, as heretofore amended.

                  "PROJECTIONS" means the financial projections contained in the Confidential Information Memorandum dated July 1999 distributed by or on behalf of Borrowers to the Lenders.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PRO RATA SHARE" means, with respect to each Lender, the percentage of the Commitments set forth opposite the name of that Lender on SCHEDULE 1.1A, as such percentage may be increased or decreased pursuant to a Commitments Assignment and Acceptance executed in accordance with Section 14.8.

                  "QUARTERLY PAYMENT DATE" means each June 30, September 30, December 31 and March 31.

                  "REAL PROPERTY" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by any of Borrowers.

                  "REDUCTION AMOUNT" means, with respect to each Reduction Date, the amount set forth below opposite that Reduction Date:

                  Reduction Date                              Amount
                  --------------                              ------
                  September 30, 1999                          $ 7,000,000

                  December 31, 1999
                           through June 30, 2000               12,250,000

                  September 30, 2000
                           through June 30, 2001               14,000,000

                  September 30, 2001
                           through September 30, 2003          17,500,000

                  "REDUCTION DATE" means September 30, 1999 and each Quarterly Payment Date thereafter.

                  "REFERENCE RATE" means the rate of interest publicly announced from time to time by the Domestic Reference Lender in Charlotte, North Carolina (or other headquarters city of the Domestic Reference Lender), as its "reference rate." It is a rate set by the Domestic

         Reference Lender based upon various factors including the Domestic Reference Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "REFINANCING FACILITY" means the credit facility extended to Borrowers by the Lenders pursuant to the Line A Commitment.

                  "REGULATION D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "REGULATION U" means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                  "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of EXHIBIT J, signed by a Responsible Official of any of Borrowers, and properly completed to provide all information required to be included therein.

                  "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of EXHIBIT K, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

                  "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "REQUISITE LENDERS" means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate 66-2/3% or more of the Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding Notes evidencing in the aggregate 66-2/3% or more of the aggregate Indebtedness then evidenced by the Notes.

                  "RESPONSIBLE OFFICIAL" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Parent or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Parent or such Subsidiary; PROVIDED that such Responsible Official has been designated as a Responsible Official for purposes of this Agreement in a written notice signed by a Senior Officer and delivered to the Administrative Agent, which notice has not been cancelled or superseded.

                  "RESTRICTED SUBSIDIARY" means, as of any date of determination, all Subsidiaries of Parent OTHER THAN (a) the Borrowers and (b) Unrestricted New Venture Entities.

                  "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

                  "SECURED SWAP AGREEMENT" means a Swap Agreement between Borrowers or Parent (or all or any of them) and a Lender (or an Affiliate of a Lender) that is secured by a Lien on the Collateral that complies with the applicable provisions of Section 13.3.

                  "SECURITY AGREEMENT" means the security agreement executed and delivered by Borrowers, in the form of EXHIBIT R to the Predecessor Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "SENIOR OFFICER" means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) any senior vice president, (e) the chief financial officer, (f) the treasurer or (g) any assistant treasurer, in each case of any of the Borrowers or Parent, as applicable.

                  "SIBLING GUARANTORS" means (a) Southwest Gaming Services, Inc., (b) Southwest Services, Inc., (c) Green Valley Station, Inc., (d) Tropicana Station, Inc., and (e) any other future Restricted Subsidiary that (i) is a Wholly-Owned Subsidiary and (ii) is not an Immaterial Subsidiary.

                  "SIBLING GUARANTY" means the continuing guaranty of the Obligations executed and delivered by the Sibling Guarantors, in the form of EXHIBIT M to the Existing Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the Amendment Effective Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

                  "ST. CHARLES" has the meaning set forth in the preamble to this Agreement.

                  "ST. CHARLES DEED OF TRUST" means the Deed of Trust (Fee) executed by St. Charles covering (a) the fee simple real property comprising the St. Charles Riverfront Station in St. Charles, Missouri and (b) the other fee simple real property owned by St. Charles located in St. Charles, Missouri consisting of approximately 16 parcels comprising approximately 294 acres in the aggregate.

                  "ST. CHARLES COMPLETION PROJECT" means the purchase or construction of two (2) replacement casino barges, the construction of a new man-made basin and the construction of a new entertainment center (restaurants, lounges and other amenities).

                  "STANDBY LETTER OF CREDIT" means each Letter of Credit that is not a Commercial Letter of Credit.

                  "STOCKHOLDERS' EQUITY" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles; PROVIDED that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

                  "SUBORDINATED OBLIGATIONS" means (a) the Existing Subordinated Debt and (b) any Permitted Subordinated Debt.

                  "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "SUNSET" has the meaning set forth in the preamble to this Agreement.

                  "SUNSET DEED OF TRUST" means the Deed of Trust dated as of September 25, 1996, as amended, executed by Sunset creating a Lien on the real Property comprising the Sunset Station Casino Hotel in Henderson, Nevada.

                  "SUNSET EXPANSION PROJECT" means the expansion of hotel/casino/amenities at the Sunset Station Casino Hotel that will provide customer products consistent with existing customer products at that location in accordance with Parent's existing master plan for that location.

                  "SUNSET INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement, dated as of November 6, 1998 executed by the Administrative Agent on behalf of the Lenders, and First Security Trust Company of Nevada (the "Trustee"), on behalf of the holders (the "Holders") party to that certain Participation Agreement dated as of September 25, 1996, among the Trustee, Parent and the Holders.

                  "SWAP AGREEMENT" means a written agreement between Borrowers or Parent (or all or any of them) and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                  "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of Borrowers pursuant to Section 2.9.

                  "SWING LINE LENDER" means Bank of America, N.A., acting through its Las Vegas Commercial Banking Division.

                  "SWING LINE LOANS" means loans made by the Swing Line Lender to Borrowers pursuant to SECTION 2.9.

                  "SWING LINE NOTE" means the promissory note executed by Borrowers in favor of the Swing Line Lender in connection with the Swing Line.

                  "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Loans then outstanding.

                  "TARGET LEVERAGE RATIO ELECTION" means a written notice, in form acceptable to the Administrative Agent, delivered by Parent to the Administrative Agent stating that Parent irrevocably elects to amend
         Section 9.12 to provide that the maximum Parent Funded Debt Ratio thereafter shall be 4.00 to 1.00, in which case such

         Section shall thereupon be deemed so amended without any further action on the part of the Lenders, Borrowers or Administrative Agent; PROVIDED that the Target Leverage Ratio Election shall automatically be deemed made on September 30, 2001.

                  "TERM LOAN" means the $200,000,000 term loan made to Borrowers by the Term Lenders pursuant to the Term Loan Agreement.

                  "TERM LOAN AGENT" means Bank of America, N.A., in its capacity as administrative agent under the Term Loan Agreement.

                  "TERM LOAN AGREEMENT" means that certain Term Loan Agreement dated as of August 25, 1999 among Borrowers, Parent (as a covenantor but not a borrower), the Term Loan Agent and the Term Lenders.

                  "TERM LENDERS" means the lenders party to the Term Loan Agreement.

                  "TEXAS" has the meaning set forth in the preamble to this Agreement.

                  "TEXAS DEED OF TRUST" means the Deed of Trust (Leasehold) executed by Texas covering the Texas Gambling Hall & Hotel, located in Las Vegas, Nevada, as amended, supplemented or otherwise modified from time to time.

                  "TEXAS EXPANSION PROJECT" means the expansion of hotel/casino/amenities at the Texas Gambling Hall & Hotel that will provide customer products consistent with existing customer products at that location in accordance with Parent's existing master plan for that location.

                  "TIF REAL PROPERTY" means any Real Property acquired by St. Charles pursuant to the exercise of eminent domain by the City of St. Charles.

                  "TITLE COMPANY" means Commonwealth Land Title Company, acting through its representative, Nevada Title Insurance Company, or such other title insurance company as is reasonably acceptable to the Administrative Agent.

                  "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "TRADEMARK COLLATERAL ASSIGNMENT" means the trademark collateral assignment executed and delivered by Borrowers (and by Parent as record owner of certain trademarks) in the form of EXHIBIT T to the Existing Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

                  "UNRESTRICTED NEW VENTURE ENTITY" means (a) any New Venture in which any single Person OTHER THAN Parent and its Subsidiaries owns an equity interest that is larger than the equity interest owned by Parent and its Subsidiaries and (b) any other New Venture Entity (EXCEPT a Restricted Subsidiary) designated by Parent to be an Unrestricted New Venture Entity by a then effective written notice to the Administrative Agent; PROVIDED that Parent may, by written notice to the Administrative Agent, terminate any such designation if (i) the aggregate Investments theretofore made by Parent in such New Venture Entity does not exceed $10,000,000, (ii) such New Venture Entity is either a Wholly-Owned Subsidiary or, if not, each other holder of an equity interest in such New Venture Entity is reasonably acceptable to the Requisite Lenders and (iii) no Default or Event of Default then exists or would result therefrom, whereupon such New Venture Entity shall become an additional borrower hereunder.

                  "UNRESTRICTED NEW VENTURE ENTITY BASKET" means $200,000,000.

                  "VESSEL LIENOR CONSENT" means a vessel lienor consent certificate executed by each holder of a Lien on the riverboat vessels owned by St. Charles that are part of the St. Charles Riverfront Station, substantially in the form of EXHIBIT U to the Predecessor Loan Agreement, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplemented.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of Parent, 100% of the capital stock of which is owned, directly or indirectly, by Parent, EXCEPT for director's qualifying shares required by applicable Laws.

              1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

              1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.9, 6.10, 7.4,
9.11 or 9.12 would then be calculated in a different manner or with different components, (a) Parent, Borrowers and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Parent's or Borrowers' financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Parent and Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Parent and Borrowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in
ARTICLE 10 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

              1.4 ROUNDING. Any financial ratios required to be maintained by Borrowers or Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

              1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

              1.6 REFERENCES TO "BORROWERS AND THEIR SUBSIDIARIES". Any reference herein to "Borrowers and their Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers shall have no Subsidiaries.

              1.7 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Article 2
                           LOANS AND LETTERS OF CREDIT


            2.1   LOANS-GENERAL.

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Amendment Effective Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line A Commitment, make Advances to Borrowers under the Line A Commitment in such amounts as Borrowers may request that do not result in (a) the aggregate principal amount outstanding under the Line A Notes to exceed the Line A Commitment or (b) the SUM OF (i) the aggregate principal amount outstanding under the Line A Notes and Line B Notes PLUS (ii) the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) PLUS (iii) the Aggregate Effective Amount under all outstanding Letters of Credit to exceed the Commitments. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Line A Commitment without premium or penalty.

                  (b) Subject to the terms and conditions set forth in this Agreement (INCLUDING those set forth in Section 11.2), at any time and from time to time from the Amendment Effective Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line B Commitment, make Advances to Borrowers under the Line B Commitment in such amounts as Borrowers may request that do not result in (a) the aggregate principal amount outstanding under the Line B Notes to exceed the Line B Commitment or
         (b) the SUM OF (i) the aggregate principal amount outstanding under the Line A Notes and Line B Notes PLUS (ii) the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) PLUS (iii) the Aggregate Effective Amount under all outstanding Letters of Credit to exceed the Commitments. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Line B Commitment without premium or penalty.

                  (c) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and
         (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrowers, in which case Borrowers shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrowers, and Borrowers hereby agree to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

                  (d) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in ARTICLE 11, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

                  (e) Unless the Requisite Lenders otherwise consent, each Alternate Base Rate Loan shall be not less than $5,000,000 and each Eurodollar Rate Loan shall be not less than $10,000,000 and in an integral multiple of $1,000,000.

                  (f) The Advances made by each Lender under the Line A Commitment shall be evidenced by that Lender's Line A Note. The Advances made by each Lender under the Line B Commitment shall be evidenced by that Lender's Line B Note.

                  (g) Subject to Sections 3.7(c) and (d), a Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                  (h) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(C), if applicable) has been made within the requisite notice periods set forth in Section
         2.2 or 2.3 prior to the end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

                  (i) If a Loan is to be made on the same date that another Loan is due and payable, Borrowers or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

              2.2 ALTERNATE BASE RATE LOANS. Each request by Borrowers for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of
Section 2.1(C), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate

Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

              2.3 EURODOLLAR RATE LOANS.

                  (a) Each request by Borrowers for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                  (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                  (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than ten (10) Eurodollar Rate Loans (whether under the Line A Commitment or Line B Commitment) shall be outstanding at any one time.

                  (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

                  (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

              2.4 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitments as Borrowers may request by a Request for Letter of Credit; PROVIDED that (i) giving effect to all such Letters of Credit, the SUM of (A) the aggregate principal amount outstanding under the Line A Notes and Line B Notes, PLUS (B) the Swing Line Outstandings PLUS (C) the Aggregate Effective Amount of all outstanding Letters of Credit, do not exceed the then applicable Commitments and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $5,500,000. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one (1) year (EXCEPT (aa) the Mercantile Letter of Credit as set forth in Section 2.4(k) and (bb) Letters of Credit with renewal or extension provisions, so long as such provisions permit the

         Issuing Lender to decline to renew or extend such Letter of Credit in its discretion on each anniversary of the issuance thereof, and are otherwise on terms acceptable to the Administrative Agent) or extend beyond the Maturity Date.

                  (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                  (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrowers for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                  (d) Borrowers agree to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Loans for three Banking Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.4(c) for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrowers for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Lender reimbursed the Issuing Lender) with respect to such claim.

                  (e) Borrowers may request that Advances be made pursuant to
         Section 2.1(a) or Section 2.1(b) to provide funds for the payment required by Section 2.4(d), the Administrative Agent shall cause such Advances to be made by the Lenders and, for this purpose, the conditions precedent set forth in ARTICLE 11 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (f) If Borrowers fails to make the payment required by
         Section 2.4(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Lender under Section 2.4(c) the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Commitments as Alternate Base Rate Advances (under SECTION 2.1(b) and/or, to the extent necessary, under SECTION 2.1(a)) in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in ARTICLE 11 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                  (h) The obligation of Borrowers to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrowers under Uniform Commercial Code Section 5-108. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

                        (i) any lack of validity or enforceability of the
                  Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (ii) any amendment or waiver of or any consent to
                  departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, made with the consent of Borrower;

                        (iii) the existence of any claim, setoff, defense, or
                  other rights which Borrowers may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                        (iv) any demand, statement, or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared substantially to comply with the terms of the Letter of Credit;

                        (v) payment by the Issuing Lender in good faith under
                  the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                        (vi) the existence, character, quality, quantity,
                  condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                        (vii) the time, place, manner, order or contents of
                  shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                        (viii) the solvency or financial responsibility of
                  any Person issuing any documents in connection with a Letter of Credit;

                        (ix) any failure or delay in notice of shipments or
                  arrival of any Property;

                        (x) any error in the transmission of any message
                  relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                        (xi) any error, neglect or default of any
                  correspondent of the Issuing Lender in connection with a Letter of Credit;

                        (xii) any consequence arising from acts of God, war,
                  insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                        (xiii) so long as the Issuing Lender in good faith
                  determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                        (xiv) where the Issuing Lender has acted in good
                  faith and observed general banking usage, any other circumstances whatsoever.

                  (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 13.6, MUTATIS MUTANDIS.

                  (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce at the date of issuance of a Letter of Credit, shall apply to that Letter of Credit (unless expressly otherwise provided in that Letter of Credit).

                  (k) On the Amendment Effective Date, the Mercantile Letter of Credit shall automatically become a Letter of Credit hereunder. Concurrently therewith, Bank of America, N.A. (in its individual capacity) shall pay to each Lender an amount equal to such Lender's Pro Rata Share of the Commitments TIMES the unearned standby letter of credit fees (excluding the issuance fee) received by Bank of America, N.A. with respect to the Mercantile Letter of Credit. Pursuant to its terms, the expiration date of the Mercantile Letter of Credit shall automatically be extended for one (1) year from August 25, 2001 to August 25, 2002 (and on a year-to-year basis thereafter) unless the Issuing Lender gives notice of non-renewal at least sixty-five (65) days prior to August 25, 2001 (or the then effective expiration date in a subsequent year).

              2.5 VOLUNTARY REDUCTION OF COMMITMENTS. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrowers to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitments, PROVIDED that the Line A Commitment may not be reduced or terminated so long as any portion of the Line B Commitment remains in effect. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section. Any voluntary reduction of the Commitments under this Section shall be applied to reduce the Reduction Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence.

              2.6 AUTOMATIC REDUCTION OF COMMITMENTS. Subject to the last sentence of Section 2.5, on each Reduction Date, (a) the Line B Commitment shall automatically be reduced by the applicable Reduction Amount until the Line B Commitment is reduced to zero and (b) after the Line B Commitment is reduced to zero, the Line A Commitment shall automatically be reduced by the applicable Reduction Amount.

              2.7 OPTIONAL TERMINATION OF COMMITMENTS. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the LATER OF (a) such occurrence or (b) the EARLIER of (i) receipt of Borrowers' written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitments, in which case the Commitments shall be terminated, and all Indebtedness then evidenced by the Notes shall become due and payable, effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrowers thereof.

              2.8 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than 11:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If the Administrative Agent has made funds available to Borrowers based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.9      SWING LINE.

                  (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall from time to time from the Amendment Effective Date through the day prior to the Maturity Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, PROVIDED that (i) after giving effect to such Swing Line
         Loan, the Swing Line Outstandings do not exceed $15,000,000 and the aggregate of the Swing Line Outstandings, the Line A Loans, the Line B Loans and the Aggregate Effective Amount of all outstanding Letters of Credit do not exceed the Commitments, (ii) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Lender has not given at least twenty-four (24) hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated.
         Borrowers may borrow, repay and reborrow under this Section without premium or penalty. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrowers made to the Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under
         Section 2.1(a) or 2.1(b) (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrowers instruct the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein and promptly notify the Administrative Agent and the Lenders if it suspends or terminates availability under the Swing Line.

                  (b) Swing Line Loans shall bear interest at the rate set forth in the Swing Line Note. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

                  (c) The Swing Line Loans shall be payable within five (5) Banking Days after demand made by the Swing Line Lender and in any event on the Maturity Date.

                  (d) Upon the making of a Swing Line Loan in accordance with
         Section 2.9(a), each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Commitments TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Commitments, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $15,000,000 or to the extent that the SUM of the Indebtedness evidenced by the Line A Notes and the Line B Notes PLUS the Swing Line Outstandings exceeds the Commitments or (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                  (e) In the event that the Swing Line Outstandings are outstanding ten (10) consecutive Banking Days, then on the next Banking Day (unless Borrowers have made other arrangements acceptable to the Swing Line Lender to pay the Swing Line Outstandings in full), Borrowers shall request a Loan pursuant to Section 2.1(a) or 2.1(b) sufficient to pay the Swing Line Outstandings in full. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrowers have made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrowers shall request a Loan pursuant to Section 2.1(a) or 2.1(b) sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(e) shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrowers so fail to request such a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrowers, cause Advances to be made by the Lenders under the Line A Commitment or Line B Commitment (as specified by the Administrative Agent) in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in ARTICLE 11 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences, but the Lenders shall not be obligated to make such Advances to the extent that the conditions set forth in Section 2.9(a)(i), (ii) and (iii) were not satisfied as to any Swing Line Loan which is part of such Swing Line

         Outstandings. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

              2.10 REFINANCING. Borrowers, the Administrative Agent and the Lenders intend that the Refinancing Facility be deemed an amendment, restatement and refinancing of the Prior Palace Credit Facility, to the extent not expressly otherwise provided for in this Agreement.

              2.11 COLLATERAL AND GUARANTY. The Obligations shall be secured by the Collateral pursuant to the Collateral Documents and be guaranteed by Parent pursuant to the Parent Guaranty and by the Sibling Guarantors pursuant to the Sibling Guaranty.

              2.12 SENIOR INDEBTEDNESS. The Obligations shall be "Senior Indebtedness" with respect to all Subordinated Obligations.

              2.13 FACILITY INCREASE. Borrowers may, at any time, request a Facility Increase pursuant to this Section in a Facility Increase Amount not in excess of $50,000,000. The procedure for a Facility Increase shall be as follows:

                  (a) Borrowers shall notify the Administrative Agent in writing of its request for a Facility Increase, which request shall (i) specify the maximum amount of the Facility Increase requested and (ii) describe the proposed uses of the proceeds of the Facility Increase Amount.

                  (b) The Administrative Agent shall promptly forward the request for a Facility Increase and related materials to the Lenders for their consideration. Each Lender may determine, in its sole and absolute discretion, whether or not to participate in the Facility Increase and, if it does elect to participate, the maximum level of its participation; PROVIDED that the approval of the Lenders as a whole shall not be required for a Facility Increase in accordance with this Section.

                  (c) As soon as practicable, each Lender shall notify the Administrative Agent in writing whether or not it wishes to participate in the Facility Increase and, if so, the maximum level of such participation. The Lenders shall use their best efforts to respond promptly to such request, but shall not be required to respond to such request sooner than 20 Banking Days after receipt of the request for Facility Increase. The Administrative Agent shall promptly forward such notifications to Borrower. Any Lender that has not so notified the Administrative Agent within 20 Banking Days after receipt of the request for Facility Increase shall be deemed to have declined to participate in the Facility Increase.

                  (d) If the aggregate amount of the maximum levels of participation in the Facility Increase set forth in the Lender notifications is equal to or less than the maximum amount of the

         Facility Increase requested by Borrowers, then the Facility Increase shall be implemented, with each Lender's participation in the Facility Increase at the maximum level indicated in their respective notifications. If the aggregate amount of the maximum levels of participation set forth in the Lender notifications is greater than the requested amount of the maximum Facility Increase, then the Facility Increase shall be implemented by scaling back each Lender's level of participation in the Facility Increase to a level that is mutually acceptable to Borrowers and the Administrative Agent.

                  (e) If the aggregate amount of the maximum levels of participation in the Facility Increase set forth in the Lender notifications is less than the maximum amount of the Facility Increase requested by Borrowers, Borrowers may, at their election, solicit (through the Administrative Agent) any other institutional lender that is an Eligible Assignee and reasonably acceptable to the Administrative Agent to participate in the balance of the requested maximum Facility Increase amount.

                  (f) After completion of the foregoing, the Administrative Agent shall give written notification to the Lenders and any new lenders of the Facility Increase Amount and the level of participation of each Lender and such lender in the increased Line B Commitment, and thereupon the Facility Increase shall become effective. Concurrently therewith, any new lender shall execute and deliver a joinder to this Agreement in form and substance satisfactory to the Administrative Agent and Borrowers and shall become a Lender for all purposes hereunder. The Lenders agree, to the extent necessary to maintain the same Pro Rata Share of the Line A Commitment and Line B Commitment for each Lender, to make such adjustments in the Pro Rata Shares of the Line A Commitment, and to assign and purchase such portions of the Indebtedness evidenced by the Line A Notes, as are required. Borrowers shall execute and deliver such new Line A Notes and Line B Notes to the Lenders as are necessary to reflect the foregoing. The Administrative Agent shall also prepare and circulate a revised SCHEDULE 1.1 giving effect to the Facility Increase.

                                    Article 3
                                PAYMENTS AND FEES


         3.1     PRINCIPAL AND INTEREST.

                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on each Alternate Base Rate Loan on each Quarterly Payment Date shall be due and payable on that day. EXCEPT as otherwise provided in Section 3.8, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate PLUS the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                  (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. EXCEPT as otherwise provided in Section 3.8, the unpaid principal amount of any Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Loan PLUS the Applicable Eurodollar Rate Margin.

                  (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                       (i) the amount, if any, by which (A) the principal
                  Indebtedness evidenced by the Line A Notes at any time exceeds the then applicable Line A Commitment or (B) the principal Indebtedness evidenced by the Line B Notes at any time exceeds the then applicable Line B Commitment, or (C) the SUM OF (I) the principal Indebtedness evidenced by the Line A Notes and the Line B Notes PLUS (II) the Swing Line Outstandings PLUS
                  (III) the Aggregate Effective Amount of all outstanding Letters of Credit at any time exceeds the then applicable Commitments shall in each case be payable immediately; and

                       (ii) the principal Indebtedness evidenced by the Line A
                  Notes and Line B Notes shall in any event be payable on the Maturity Date.

                  (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid,
         (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to SECTION 3.7(e) and (v) upon any partial prepayment of a Eurodollar Rate Loan that reduces it below $10,000,000, the remaining portion thereof shall automatically convert to an Alternate Base Rate Loan.

              3.2 ARRANGEMENT FEE. On the Amendment Effective Date, Borrowers shall pay to the Lead Arranger the balance of the arrangement fee as heretofore agreed upon by letter agreement between Borrowers and the Lead Arranger. Such arrangement fee is for the services of the Lead Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Lead Arranger is solely for its own account and is nonrefundable.

              3.3 COMMITMENT FEE. From the Amendment Effective Date, Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Commitments, a commitment fee equal to the daily Applicable Commitment Fee Rate per annum TIMES the average daily amount by which the Commitments exceed the SUM of (a) the aggregate daily principal Indebtedness evidenced by the Line A Notes and Line B Notes (BUT NOT the Swing Line Outstandings) PLUS (b) the Aggregate Effective Amount of all outstanding Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

              3.4 LETTER OF CREDIT FEES. With respect to each Letter of Credit, Borrowers shall pay the following fees:

                  (a) concurrently with the issuance of each Standby Letter of Credit, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

                  (b) concurrently with the issuance of each Standby

         Letter of Credit, to the Administrative Agent for the ratable account of the Lenders in accordance with their Pro Rata Share of the Commitments, a standby letter of credit fee in an amount equal to the Applicable Standby Letter of Credit Fee as of the date of such issuance TIMES the face amount of such Standby Letter of Credit, which the Administrative Agent shall promptly pay to the Lenders in accordance with their respective Pro Rata Share of the Commitments; and

                  (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts published from time to time as the Issuing Lender's scheduled fees for such services.

              Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

              3.5 AGENCY FEE. Borrowers shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrowers and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

              3.6 INCREASED COMMITMENT COSTS. If any Lender shall determine in good faith that the introduction after the Amendment Effective Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Lender, Borrowers shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, PROVIDED that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

         3.7     EURODOLLAR COSTS AND RELATED MATTERS.

                  (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (INCLUDING any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrowers shall pay that Lender within five
         (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (PROVIDED, that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand). The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                  (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                       (1) shall subject any Lender or its Eurodollar Lending
                  Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (PROVIDED, that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand), EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 14.21, to the extent such forms are then required by applicable Laws;

                       (2) shall impose, modify or deem applicable any reserve
                  not applicable or deemed applicable on the date hereof (INCLUDING any reserve imposed by the Board of Governors of the

                   Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                       (3) shall impose on any Lender or its Eurodollar Lending
                  Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

         and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five
         (5) Banking Days after demand by such Bank (with a copy to the Administrative Agent), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

                  (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar

         Rate Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under
         Section 3.7(e). Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Amendment Effective Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                  (d) If, with respect to any proposed Eurodollar Rate Loan:

                           (1) the Administrative Agent reasonably determines
                  that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                           (2) the Requisite Lenders advise the Administrative
                  Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

         then the Administrative Agent forthwith shall give notice thereof to Borrowers and the Lenders, whereupon until the Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended.

                  (e) Upon payment or prepayment of any Eurodollar Rate Advance (OTHER THAN as the result of a conversion required under Section 3.7(c)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrowers (for a reason other than the breach by a Lender of its obligation pursuant to Sections 2.1(a) or 2.1(b) to make an Advance or the suspension of any Lender's obligation to make or maintain Eurodollar Rate Loans under Section 3.7) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Lender within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the SUM of:

                           (1) the principal amount of the Eurodollar Rate
                  Advance prepaid or not borrowed, as the case may be, TIMES [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Eurodollar Period], DIVIDED by 360, TIMES the applicable Interest Differential (PROVIDED that the product of the foregoing formula must be a positive number); PLUS
                           (2) all out-of-pocket expenses incurred by the Lender
                  reasonably attributable to such payment, prepayment or failure to borrow.

         Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

                  (f) Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Amendment Effective Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section 3.7, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section 3.7 shall set forth the basis upon which it has been determined that such an amount is due from Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

              3.8 LATE PAYMENTS. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the SUM OF the Alternate Base Rate plus the Applicable Alternate Base Rate Margin PLUS 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

              3.9 COMPUTATION OF INTEREST AND FEES. Computation of interest and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

              3.10 NON-BANKING DAYS. If any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

              3.11 MANNER AND TREATMENT OF PAYMENTS.

                  (a) Each payment hereunder (EXCEPT payments pursuant to Sections 3.6, 3.7, 14.3, 14.11 and 14.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                  (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                  (c) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 13.6(g), such record shall, as against Borrowers, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrowers' obligation to pay the Obligations.

                  (d) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 14.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrowers shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrowers.

              3.12 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

              3.13 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

              3.14 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE
MADE BY BORROWERS. Unless the Administrative Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrowers have remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

              3.15 FEE DETERMINATION DETAIL. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrowers regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under ARTICLE 3 has been determined, concurrently with demand for such payment.

              3.16 SURVIVABILITY. All of Borrowers' obligations under Sections
3.6 and 3.7 shall survive for the ninety (90) day period following the date on which the Commitments are terminated and all Loans hereunder are fully paid, and Borrowers shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrowers prior to the expiration of such period.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES


              Borrowers represent and warrant to the Lenders that:

              4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each of Palace, Boulder, Texas, St. Charles, Kansas City and Sunset is a corporation duly formed, validly existing and in good standing under the Laws of Nevada (in the case of Palace, Boulder, Texas and Sunset) and Missouri (in the case of St. Charles and Kansas City). Parent is a corporation duly formed, validly existing and in good standing under the Laws of Nevada and each of the Sibling Guarantors is a corporation duly formed, validly existing and in good standing under the Laws of its state of incorporation. Each of Borrowers and the Guarantors is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each of Borrowers and the Guarantors has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of each of Borrowers is located in Nevada. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each of Borrowers and the Guarantors is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

              4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by each of Borrowers and each of the Guarantors of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                  (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

                  (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party (OTHER THAN Liens and Rights of Others created by the Loan Documents);

                  (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in SCHEDULE 4.3;

                  (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Contractual Obligation (OTHER THAN the Loan Documents) to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrowers or any of the Guarantors is in violation of, or default under, any Requirement of Law or Contractual Obligation, INCLUDING any Contractual Obligation described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

              4.3 NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as set forth in
SCHEDULE 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which it is a Party.

              4.4 SUBSIDIARIES. None of Borrowers has any Subsidiaries, EXCEPT that Kansas City owns 100% of the outstanding capital stock of Station Casino Kansas City Restaurants, Inc. SCHEDULE 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, and the record owner thereof and jurisdictions of organization of all Subsidiaries of Parent and specifies, as of the Amendment Effective Date, which thereof are Restricted Subsidiaries and which thereof are Immaterial Subsidiaries. Unless otherwise indicated in SCHEDULE 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Parent, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, EXCEPT for Permitted Encumbrances and Permitted Rights of Others.

              4.5 FINANCIAL STATEMENTS. Borrowers have furnished to the Lenders (a) the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year (consisting of three Fiscal Quarters) ended December 31, 1998 and (b) the unaudited consolidated and consolidating balance sheet and statement of operations of Parent and its Subsidiaries for the Fiscal Quarter ended June 30, 1999. The financial statements described in clause (a) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause
(b) fairly present the financial condition and results of operations of Parent and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

              4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE CHANGES. As of the Amendment Effective Date, Borrowers do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet described in Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Amendment Effective Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1999. As of any date subsequent to the Amendment Effective Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Amendment Effective Date.

              4.7 TITLE TO PROPERTY. As of the Amendment Effective Date, each Borrower has valid title to its respective Property (OTHER THAN assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(b), other than items of Property or exceptions to title which are in each case immaterial to Borrowers and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, OTHER THAN Liens or Rights of Others described in SCHEDULE 4.7, Permitted Rights of Others or Liens permitted by Section 6.6.

              4.8 INTANGIBLE ASSETS. Each Borrower owns, or possesses the right to use to the extent necessary in its business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. SCHEDULE
4.8 sets forth all trademarks, trade names and trade styles used by Borrowers at any time within the five (5) year period ending on the Amendment Effective Date and sets forth the owner of record of each thereof.

              4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither any of Borrowers nor any Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              4.10 LITIGATION. EXCEPT for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Parent or any of its Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Parent or any of its Subsidiaries and (d) matters set forth in SCHEDULE 4.10, there are no actions, suits, proceedings or investigations pending as to which Parent or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

              4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which any of Borrowers or the Guarantors is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

              4.12 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

              4.13 ERISA.

                  (a) With respect to each Pension Plan:

                        (i) such Pension Plan complies in all material respects
                  with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                        (ii) such Pension Plan has not incurred any "accumulated
                  funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                        (iii) no "reportable event" (as defined in Section 4043
                  of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                        (iv) none of Parent nor any of its Subsidiaries has
                  engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                  (b) None of Parent nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

              4.14 REGULATION U; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any

Margin Stock in violation of Regulation U. Neither Parent nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

              4.15 DISCLOSURE. No written statement made by a Senior Officer of Parent to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

              4.16 TAX LIABILITY. Parent and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Parent or any of its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Parent or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

              4.17 PROJECTIONS. Borrowers have formulated the assumptions set forth in the Projections based on their historical experience in the relevant business or financial context, have adjusted such assumptions to take account of what Borrowers believe to be current and projected business and financial conditions and have performed what Borrowers believe is a reasonably thorough due diligence process with respect to such assumptions. As of the Amendment Effective Date, Borrowers believe that the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrowers, and that the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

              4.18 HAZARDOUS MATERIALS. Except as described in SCHEDULE 4.18, as of the Amendment Effective Date (a) none of Borrowers at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrowers as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrowers on any Real Property, or transported to or from such Real Property by Borrowers, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.

              4.19 DEVELOPED PROPERTIES. As of the Amendment Effective Date, the facilities described on SCHEDULE 4.19 comprise all of the Developed Property owned by Parent and its Subsidiaries.

              4.20 GAMING LAWS. Each Borrower is in compliance with all applicable Gaming Laws except for such non-compliance that would not constitute a Material Adverse Effect.

              4.21 SECURITY INTERESTS. Upon the execution and delivery of the Omnibus Documents Amendment, the Security Agreement will continue to create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, Liens permitted under Section 6.6(e) and matters disclosed in SCHEDULE 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section 11.1 with the appropriate Governmental Agency have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Trademark Collateral Assignment will continue to create a valid first priority collateral assignment of the Collateral described therein securing the Obligations (subject to the matters disclosed in SCHEDULE 4.7) and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and completed. Upon execution and delivery of the Pledge Agreement (Missouri), the Pledge Agreement (Missouri) will create a valid first priority security interest in the Pledged Collateral (Missouri) and upon delivery of the Pledged Collateral (Missouri) to the Administrative Agent (or its designee) in the State of Missouri, all action necessary to perfect the security interest so created will have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Pledge Agreement (Nevada) will continue to create a valid first priority security interest in the Pledged Collateral (Nevada) and upon delivery of the Pledged Collateral (Nevada) to the Administrative Agent (or its designee) in the State of Nevada, all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Deed of Trust Amendment with respect to each of the Deeds of Trust, such Deed of Trust will continue to create a valid Lien in the Collateral described therein securing the Obligations, OTHER THAN those arising under Sections 4.18, 5.10 and 14.22, (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in SCHEDULE 4.7), and all action necessary to perfect the Lien so created, OTHER THAN recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed. Upon the execution and delivery of the Omnibus Documents Amendment, the Preferred Ship Mortgage will continue to create a valid Lien in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances and

Permitted Rights of Others), and all action necessary to perfect the Lien so created, OTHER THAN recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                                    Article 5

                         BORROWERS AFFIRMATIVE COVENANTS
                         -------------------------------
                           (OTHER THAN INFORMATION AND
                           ---------------------------
                             REPORTING REQUIREMENTS)
                             -----------------------

              So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

              5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, EXCEPT that Borrowers shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or
(b) any immaterial tax so long as no material Property of Borrowers is at material risk of impending seizure, levy or forfeiture.

              5.2 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

              5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrowers and their Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

              5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrowers operate and, in any event, such insurance as may be required under the Deeds of Trust.

              5.5 COMPLIANCE WITH LAWS. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or

Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, EXCEPT that Borrowers need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

              5.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Parent or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Parent and its Subsidiaries and to discuss the affairs, finances and accounts of Parent and its Subsidiaries with any of their officers, key employees or accountants.

              5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrowers.

              5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

              5.9 USE OF PROCEEDS. Use the proceeds of Loans made on the Amendment Effective Date to refinance the Indebtedness under the Existing Loan Agreement and the proceeds of subsequent Loans for working capital and general corporate purposes.

              5.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance with all applicable Hazardous Materials Laws (except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders) and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrowers relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrowers of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

              5.11 ADDITIONAL REAL PROPERTY. Upon the acquisition by any Borrower after the Amendment Effective Date of any Real Property (OTHER THAN TIF Real Property), promptly provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) and/or Deed of Trust (Leasehold), as applicable, covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or Requisite Lenders may reasonably request. Upon the acquisition after the Amendment Effective Date of any TIF Real Property, St. Charles shall promptly (a) use its best efforts to obtain any necessary approvals of the relevant Governmental Agency and (b) subject to such approvals, provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or the Requisite Lenders may reasonably request; PROVIDED that (i) the Obligations secured by such a deed of trust on a particular parcel of TIF Property shall not exceed the acquisition cost to St. Charles for such parcel and (ii) St. Charles need not so provide such a deed of trust with respect to any parcel of TIF Real Property if the acquisition cost thereof to St. Charles, when aggregated with the acquisition costs of all other parcels of TIF Real Property previously acquired by St. Charles and not covered by a Deed of Trust theretofore provided to the Administrative Agent, is less than $5,000,000.

              5.12 ADDITIONAL VESSELS. Upon the acquisition by any Borrower after the Amendment Effective Date of any vessel documented under the Laws of the United States of America, promptly provide to the Administrative Agent a duly executed preferred ship mortgage in the form of the Preferred Ship Mortgage covering such vessel, and upon the acquisition after the Amendment Effective Date of any vessel that is not so documented, promptly provide to the Administrative Agent such other appropriate Collateral Documents with respect thereto as the Administrative Agent may request, together in each case with such related legal opinions, certificates and other documentation as the Administrative Agent or Requisite Lenders may reasonably request.

              5.13 CONSTRUCTION MONITORING. Engage an independent qualified construction monitoring firm mutually acceptable to Borrowers and the Administrative Agent at their expense to provide to Borrowers and the Administrative Agent such construction progress reports as the Administrative Agent may reasonably request with respect to any single expansion project involving Expansion Capital Expenditures of $25,000,000 or more.

              5.14 YEAR 2000 COMPLIANCE. (a) Take such steps as are reasonably necessary to assure that, prior to November 1, 1999, Borrowers and the Restricted Subsidiaries are Year 2000 Compliant and (b) with respect to all vendors of Borrowers and the Restricted Subsidiaries that are material to the business of Borrowers and whose ability to perform their business obligations to Borrowers may be materially affected by their not being Year 2000 Compliant, take such steps as are reasonably necessary to prevent a Material Adverse Effect resulting from such non-compliance of any such vendor. The term "Year 2000 Compliant" means, for purposes of the foregoing, that all hardware, software, firmware, equipment, goods, and systems used by or on behalf of a Person to perform date-sensitive functions, will properly perform such date-sensitive functions on and after January 1, 2000.

              5.15 DELIVERY OF DOCUMENTATION. Not later than one hundred twenty
(120) days following the Amendment Effective Date, Borrowers shall cause to be delivered to the Administrative Agent the Road Crossing License Consent and Agreement, dated as of November 6, 1998, executed by the Missouri Department of Natural Resources, as Licensor, and St. Charles Riverfront Station, Inc., as Licensee, for the benefit of Bank of America, N.A., as Administrative Agent, each duly executed by each party thereto other than the Administrative Agent.

                                    Article 6
                          BORROWERS NEGATIVE COVENANTS

              So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall not, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 14.2, of all of the Lenders) otherwise consents:

              6.1 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired EXCEPT: (a) a Disposition to another Borrower, (b) Dispositions of any of the Peripheral Assets to a Person that is not an Affiliate of Parent, (c) a Disposition of assets included in any Permitted Sale/ Leaseback, (d) Disposition of Investments (OTHER THAN Investments in a Subsidiary of any Borrower that is not an Immaterial Subsidiary) and (e) Dispositions of Property with an aggregate book value or fair market value (whichever is greater) in any Fiscal Year not exceeding $6,000,000.

              6.2 MERGERS. Merge or consolidate with or into any Person, EXCEPT (a) a merger or consolidation with another Borrower or (b) a merger or consolidation of a Restricted Subsidiary with and into a Borrower or (c) a merger or consolidation with or into Parent; PROVIDED that Parent concurrently executes a Joinder Agreement.

              6.3 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

              6.4 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws,
(iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

              6.5 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrowers.

              6.6 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, EXCEPT:

                  (a) Permitted Encumbrances;

                  (b) Liens and Negative Pledges under the Loan Documents;

                  (c) Liens and Negative Pledges existing on the Amendment Effective Date and disclosed in SCHEDULE 4.7 and any renewals/extensions or amendments thereof; PROVIDED that the obligations secured or benefited thereby are not increased;

                  (d) Liens securing the Term Loan that are pari-passu with the Liens under the Collateral Documents, subject to the Intercreditor Agreement, and Negative Pledges under the Term Loan Agreement;

                  (e) Liens on Property acquired by Borrowers that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition and Negative Pledges limited to such Property;

                  (f) Liens securing Indebtedness permitted by Section 6.7(e) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness and Negative Pledges limited to such capital assets;

                  (g) Liens consisting of, or on assets owned by other Persons which are leased to any Borrower under, an operating lease excluded from the definition of Indebtedness and Negative Pledges limited to such assets;

                  (h) Liens consisting of Cash deposits to secure obligations of any Borrower under an operating lease of one or more aircraft PROVIDED that the aggregate amount of such deposits does not exceed $2,500,000; and

                  (i) any Permitted Sale/Leaseback.

              6.7 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation EXCEPT:

                  (a) Indebtedness and Guaranty Obligations existing on the Amendment Effective Date and disclosed in SCHEDULE 6.7, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

                  (b) Indebtedness and Guaranty Obligations under the Loan Documents;

                  (c) Indebtedness under the Term Loan Agreement;

                  (d) Indebtedness owed to Parent;

                  (e) Indebtedness consisting of (i) Capital Lease Obligations (and Guaranty Obligations with respect to such Capital Lease Obligations of another Borrower), (ii) Guaranty Obligations incurred, or letters of credit issued, as credit enhancement for bonds issued by 210 Highway Transportation Development District, a Missouri municipal transportation district, or (iii) Indebtedness otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 180 days before or after the purchase or construction of the capital asset, or to refinance any such Indebtedness (and such Guaranty Obligations); PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time, when added to the Indebtedness of Parent then outstanding permitted by Section 9.9(f), does not exceed $25,000,000; and PROVIDED FURTHER that upon the incurring of any such Indebtedness, any Lien created by the Collateral Documents on such capital assets shall be terminated and the Administrative Agent shall execute and deliver such releases of such Lien on such capital assets as Borrowers may request; AND PROVIDED FURTHER that Indebtedness incurred under this Agreement shall not be deemed for purposes of this clause (e) to have been incurred to finance the purchase or construction of capital assets or to have refinanced any such Indebtedness; and

                  (f) Indebtedness consisting of one or more Swap Agreements or Guaranty Obligations with respect to obligations of any of Borrowers or of Parent under one or more Swap Agreements; PROVIDED, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements does not exceed $200,000,000.

              6.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrowers OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions expressly permitted by this Agreement, (d) transactions between Borrowers and any Guarantor and (e) transactions on overall terms at least as favorable to Borrowers as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

              6.9 FIXED CHARGE COVERAGE. Permit the Fixed Charge Coverage, as of the last day of any Fiscal Quarter ending after the Amendment Effective Date, to be less than 1.50 to 1.00.

              6.10 BORROWERS FUNDED DEBT RATIO. Permit the Borrowers Funded Debt Ratio, as of the last day of any Fiscal Quarter ending after the Amendment Effective Date, to be greater than 2.50 to 1.00.

              6.11 MAINTENANCE CAPITAL EXPENDITURES. Make, or become legally obligated to make, any Maintenance Capital Expenditure in any Fiscal Year if, giving effect thereto, the aggregate of all Maintenance Capital Expenditures made by Borrowers in that Fiscal Year PLUS all Maintenance Capital Expenditures made by Parent in that Fiscal Year would exceed $25,000,000 for any Fiscal Year; PROVIDED, that such amount shall be increased for the Fiscal Year ending December 31, 2000 and each subsequent Fiscal Year by the amount (not exceeding $3,000,000), if any, by which actual Maintenance Capital Expenditures of Borrowers and Parent in the immediately preceding Fiscal Year were less than $25,000,000.

              6.12 EXPANSION CAPITAL EXPENDITURES.

                  (a) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure if, giving effect thereto, the aggregate Basket Expenditures subsequent to the Amendment Effective Date and prior to the Maturity Date would exceed the Expansion Capital Expenditures Basket without the prior written consent of the Majority Lenders;

                  (b) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure if the aggregate Expansion Capital Expenditures reasonably anticipated with respect thereto will exceed $25,000,000 without the prior written consent of the Majority Lenders (and the Lenders agree to use their best efforts to respond to any request by Borrowers to provide such consent within ten (10) Banking Days after the date such request is made, but without any implication that the failure of any Lender to respond within such period shall be construed as consent) EXCEPT for the following Expansion Capital Expenditures, which shall not require such consent:

                           (i) the St. Charles Completion Project, PROVIDED that
                  (A) no more than $5,000,000 is expended therefor prior to January 1, 2001 and (B) the amount expended therefor does not exceed $135,000,000;

                           (ii) the Texas Expansion Project, PROVIDED that the
                  amount expended therefor does not exceed $75,000,000;

                           (iii) the Sunset Expansion Project, PROVIDED that the
                  amount expended therefor does not exceed $75,000,000; and

                           (iv) the Boulder Expansion Project, PROVIDED that the
                  amount expended therefor does not exceed $75,000,000; and

                  (c) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure IF a Default or Event of Default then exists or would result therefrom (EXCEPT an Expansion Capital Expenditure made pursuant to a legally binding commitment entered into prior thereto in compliance with the other provisions of this Section 6.12).

              6.13 INVESTMENTS. Make or suffer to exist any Investment, OTHER
THAN:

                  (a) Investments in existence on the Amendment Effective Date and disclosed on SCHEDULE 6.13;

                  (b) Investments consisting of Cash and Cash Equivalents;

                  (c) Investments consisting of advances to officers, directors and employees of Borrowers for travel, entertainment, relocation and analogous ordinary business purposes;

                  (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrowers in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                  (e) Investments received in connection with the settlement of a bona fide dispute with another Person;

                  (f) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

                  (g) Investments required by any Gaming Board;

                  (h) Investments in Parent, another Borrower or a Restricted Subsidiary; and

                  (i) Investments in Wholly-Owned Subsidiaries that are Immaterial Subsidiaries that do not exceed in the aggregate $500,000 outstanding at any time.

              6.14 LEASES. Enter into, as lessor, any lease of Real Property covering premises of 25,000 square feet or more for a term of five years or more for a purpose not directly related to the operation of the casino/hotel/entertainment business without the prior written approval of the Requisite Lenders (which will not be unreasonably withheld).

              6.15 NEW CAPITAL STOCK. Issue any shares of capital stock to any Person OTHER THAN Parent, EXCEPT for the Kansas City Local Shares.

              6.16 PREPAYMENTS. Prepay any Indebtedness, or, subject to the last sentence of this Section 6.16, prepay rent under any operating lease, prior to the date when the same is due and payable, EXCEPT (a) Indebtedness under this Agreement, (b) rent under that certain Ground Lease dated June 17, 1994 between Sunset (as assignee from Parent), as lessee, and Navillus Investment Co. and certain other Persons, as lessor, (c) rent under that certain Equipment Sublease dated as of September 25, 1996 between Sunset and Parent, (d) Indebtedness under the Term Loan Agreement and (e) Indebtedness not described above, which when added to Indebtedness of Parent theretofore prepaid pursuant to Section 9.18(b), does not exceed $15,000,000. For purposes of this Section 6.16, the exercise by a Borrower of a purchase option contained in an operating lease shall not constitute a prepayment of rent; provided, however, that the exercise of any such option shall be subject to the limitations on Capital Expenditures set forth in this Agreement.

                                    Article 7
                            PALACE NEGATIVE COVENANTS


              So long as any Advance under the Line A Commitment remains unpaid, or any portion of the Line A Commitment remains in force, Palace shall not, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

              7.1 LIMITATION ON TAX PAYMENTS. Pay, or become liable to pay, to any of its Affiliates any federal income taxes in excess of the amount permitted by Section 5.23 of the Prior Palace Credit Agreement (as in effect on July 5, 1995 immediately prior to termination thereof), a true and correct copy of which (together with the related definitions) is attached hereto as
SCHEDULE 7 and incorporated herein by this reference.

              7.2 MANAGEMENT FEES. Pay, or become liable to pay, to any of its Affiliates any management fees or overhead allocations in excess of the amount permitted by Section 5.24 of the Prior Palace Credit Agreement (as in effect on July 5, 1995 immediately prior to termination thereof), a true and correct copy of which (together with the related definitions) is attached hereto as SCHEDULE 7 and incorporated herein by this reference.

              7.3 OTHER PAYMENTS TO PARENTS. Pay, or become liable to pay, to any of its Affiliates any other amount not described in Sections 7.1 or 7.2 in excess of the amount permitted by Section 6.01(A) of the Prior Palace Credit Agreement (as in effect on July 5, 1995 immediately prior to termination thereof), a true and correct copy of which (together with the related definitions) is attached hereto as SCHEDULE 7 and incorporated herein by this reference; PROVIDED that the term "Event of Default" as used in such Section shall be deemed to be an Event of Default under this Agreement.

              7.4 MINIMUM TANGIBLE NET WORTH. Permit its Tangible Net Worth (as defined in the Prior Palace Credit Agreement) to be less than the minimum amount required by Section 6.01(F) of the Prior Palace Credit Agreement (as in effect on July 5, 1995 immediately prior to termination thereof), a true and correct copy of which (together with the related definitions) is attached hereto as
SCHEDULE 7 and incorporated herein by this reference.

                                    Article 8
                          PARENT AFFIRMATIVE COVENANTS


              So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Parent shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

              8.1 ARTICLE 5 COVENANTS. Comply with the affirmative covenants contained in Sections 5.1 through 5.8, 5.10, 5.13 and 5.14, MUTATIS MUTANDIS.

              8.2 ADDITIONAL BORROWERS. Upon the formation or acquisition by Parent of any New Venture Entity (OTHER THAN an Immaterial Subsidiary or an Unrestricted New Venture Entity), cause such New Venture Entity to execute and deliver the Joinder Agreement and such Collateral Documents, agreements, financing statements and documents as the Administrative Agent or the Requisite Lenders may reasonably request and deliver the capital stock of such New Venture Entity to the Administrative Agent as additional Pledged Collateral (Nevada) under the Pledge Agreement (Nevada), subject to any necessary Gaming Board approval (which Parent agrees to use its best efforts to obtain).

              8.3 ADDITIONAL REAL PROPERTY. Upon the acquisition by Parent or any Restricted Subsidiary after the Amendment Effective Date of any Real Property, promptly provide to the Administrative Agent such deeds of trust in the form of the Deed of Trust (Fee) and/or Deed of Trust (Leasehold), as applicable, covering such Real Property, together with such appraisals, title insurance policies and environmental reports as the Administrative Agent or Requisite Lenders may reasonably request.

              8.4 ADDITIONAL VESSELS. Upon the acquisition by Parent or any Restricted Subsidiary after the Amendment Effective Date of any vessel documented under the Laws of the United States of America, promptly provide to the Administrative Agent a duly executed preferred ship mortgage in the form of the Preferred Ship Mortgage covering such vessel, and upon the acquisition after the Amendment Effective Date of any vessel that is not so documented, promptly provide to the Administrative Agent such other appropriate Collateral Documents with respect thereto as the Administrative Agent may request, together in each case with such related legal opinions, certificates and other documentation as the Administrative Agent or Requisite Lenders may reasonably request.

              8.5 ADDITIONAL CAPITAL STOCK. Upon the acquisition by Parent of any capital stock (or other equity interest, in the case of Person that is not a corporation) in any New Venture Entity, deliver the certificates evidencing such capital stock (or other equity interest) to the Administrative Agent in pledge pursuant to a pledge agreement substantially identical to the Pledge Agreements, subject to any required approval of a Gaming Board (which Parent agrees to use its best efforts to obtain).

              8.6 DESIGNATED SENIOR INDEBTEDNESS. Upon the issuance of any Subordinated Obligation, deliver to the trustee under the related indenture a written statement (in a form reasonably acceptable to the Administrative Agent) designating the Obligations as "Designated Senior Indebtedness" thereunder.

              8.7 PLEDGE AGREEMENT (MISSOURI). Use its best efforts to obtain, and diligently pursue such best efforts until released from this covenant by the Requisite Lenders, the approval of the Missouri Gaming Commission to the execution and delivery by Parent of the Pledge Agreement (Missouri) and the delivery to the Administrative Agent of the Pledged Collateral (Missouri), and promptly following the obtaining of such approval, execute and deliver the Pledge Agreement (Missouri) and deliver the Pledged Collateral (Missouri) to the Administrative Agent, together with such related legal opinions, certificates and other documentation as the Administrative Agent and the Requisite Lenders may reasonably request.

                                    Article 9
                            PARENT NEGATIVE COVENANTS


              So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Parent shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 14.2, of all of the Lenders) otherwise consents:

              9.1 PAYMENT OF SUBORDINATED OBLIGATIONS. Pay any (a) principal (INCLUDING sinking fund payments) or any other amount (OTHER THAN scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation EXCEPT the redemption or prepayment of any of the Existing Subordinated Debt (INCLUDING any redemption or prepayment premium) pursuant to the issuance of Permitted Subordinated Debt or (b) scheduled interest on any Subordinated Obligation UNLESS the payment thereof is then permitted pursuant to the terms of the Indenture governing such Subordinated Obligation;

PROVIDED, HOWEVER, that this Section shall not apply to prohibit any payment consisting of the repurchase or redemption of Subordinated Obligations to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such payment, (ii) the purchase or redemption price paid is not in excess of the par value thereof and (iii) Parent has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

              9.2 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, EXCEPT:

                  (a) a Disposition by a Restricted Subsidiary to Parent or to a Borrower;

                  (b) a Disposition of any of the Peripheral Assets (and upon any such Disposition, any Sibling Guarantor which is the subject of such Disposition shall be released from the Sibling Guaranty);

                  (c) Dispositions of Property with an aggregate book value or fair market value (whichever is greater) in any Fiscal Year not exceeding $5,000,000; and

                  (d) Dispositions of Investments (OTHER THAN Investments in a Subsidiary of Parent that is not an Immaterial Subsidiary);

PROVIDED that the applicability of this Section to any gaming license issued by the State of Nevada, or to any Person that holds such a gaming license, is subject to the approval of the Nevada Gaming Commission (if required by applicable Law) or, if not so required, to the receipt by Parent of written confirmation by the Nevada Gaming Commission that it is not so required (and Parent agrees to use its best efforts to promptly obtain such approval or written confirmation).

              9.3 MERGERS. Merge or consolidate with or into any Person, EXCEPT
(a) mergers or consolidations permitted by Section 6.2 and (b) mergers and consolidations of a Restricted Subsidiary into another Restricted Subsidiary, into a Borrower or into Parent.

              9.4 HOSTILE ACQUISITIONS. Directly or indirectly use any moneys received from any Borrower that represent the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

              9.5 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, EXCEPT:

                  (a) dividends payable solely in Common Stock or rights to purchase Common Stock;

                  (b) repurchases of Common Stock from employees of Parent pursuant to customary employee stock repurchase agreements at a price not in excess of fair market value and not in any event more than $2,000,000 in the aggregate during the term of this Agreement;

                  (c) scheduled dividends on Permitted Preferred Stock; PROVIDED that (i) the face amount of such Permitted Preferred Stock does not exceed $125,000,000 and (ii) no Default or Event of Default then exists or would result therefrom;

                  (d) dividends payable by a Restricted Subsidiary to Parent or another Restricted Subsidiary; and

                  (e) repurchases or redemption of Common Stock and Permitted Preferred Stock; PROVIDED that, if the Target Leverage Ratio Election is not then in effect, the aggregate of the repurchase/redemption prices paid does not exceed $50,000,000 and, if the Target Leverage Ratio Election is then in effect, the aggregate of the repurchase/redemption prices paid, when added to all other Basket Expenditures theretofore made by Borrowers and Parent, does not exceed the Expansion Capital Expenditures Basket; and PROVIDED FURTHER that no Default or Event of Default then exists or would result therefrom;

PROVIDED, HOWEVER, that this Section shall not apply to prohibit a Distribution consisting of the repurchase or redemption of capital stock of Parent to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such Distribution, (ii) the purchase or redemption price paid is not in excess of the amount specified in article 5 of Parent's articles of incorporation and (iii) Borrowers have notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

              9.6 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

              9.7 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Parent and its Subsidiaries, taken as a whole.

              9.8 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, EXCEPT:

                  (a) Permitted Encumbrances;

                  (b) Liens and Negative Pledges under the Loan Documents;

                  (c) Liens and Negative Pledges existing on the Amendment Effective Date and disclosed in SCHEDULE 4.7 and any renewals or extensions thereof; PROVIDED that the obligations secured or benefited thereby are not increased;

                  (d) Liens securing the Term Loan that are pari-passu with the Liens under the Collateral Documents, subject to the Intercreditor Agreement, and Negative Pledges under the Term Loan Agreement;

                  (e) Liens on Property acquired by Parent or any of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition and Negative Pledges limited to such Property;

                  (f) Liens consisting of, or on assets owned by other

         Persons which are leased to Parent under, an operating lease excluded from the definition of Indebtedness and Negative Pledges limited to such assets; and

                  (g) Liens consisting of Cash deposits to secure obligations of Parent or any Restricted Subsidiary under an operating lease of one or more aircraft PROVIDED that the aggregate amount of such deposits does not exceed $2,500,000;

PROVIDED that the applicability of this Section to any gaming license issued by the State of Nevada, or to any Person that holds such a gaming license, is subject to the approval of the Nevada Gaming Commission (if required by applicable Law) or, if not so required, to the receipt by Parent of written confirmation by the Nevada Gaming Commission that it is not so required (and Parent agrees to use its best efforts to promptly obtain such approval or written confirmation).

              9.9 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation EXCEPT:

                  (a) Indebtedness and Guaranty Obligations existing on the Amendment Effective Date and disclosed in SCHEDULE 9.9;

                  (b) Indebtedness and Guaranty Obligations under the Loan Documents;

                  (c) Guaranty Obligations in respect of the Term Loan
         Agreement;

                  (d) Permitted Subordinated Debt that refinances the Existing Subordinated Debt in a principal amount not in excess of the principal amount of such Existing Subordinated Debt (PLUS any redemption or prepayment premium) then outstanding;

                  (e) Permitted Subordinated Debt in a principal amount not in excess of $300,000,000;

                  (f) Completion Guaranties and Keep Well Agreements in respect of construction projects undertaken by an Unrestricted New Venture Entity, PROVIDED that (i) the aggregate exposure to Parent under all such Completion Guaranties and Keep Well Agreements does not exceed $25,000,000 and (ii) any amount actually paid by Parent in respect thereof shall be an Investment in the New Venture Entity subject to
         Section 9.14;

                  (g) Indebtedness consisting of (i) Capital Lease Obligations,
         (ii) Guaranty Obligations incurred, or letters of credit issued, as credit enhancement for bonds issued by 210 Highway Transportation Development District, a Missouri municipal transportation district, or
         (iii) Indebtedness otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 180 days before or after the purchase or construction of the capital asset, or to refinance any such Indebtedness), PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time, when added to the Indebtedness of Borrowers then outstanding permitted by Section 6.7(e), does not exceed $25,000,000;

                  (h) Indebtedness consisting of one or more Swap Agreements;

                  (i) Indebtedness of a Restricted Subsidiary owed to Parent, any Borrower or another Restricted Subsidiary;

                  (j) Guaranty Obligations in support of the obligations of any Borrower or a Restricted Subsidiary; and

                  (k) Guaranty Obligations consisting of an Investment permitted by Section 9.15.

              9.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Parent OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among any of Parent, Borrowers and the Restricted Subsidiaries, and (d) transactions on overall terms at least as favorable to Parent or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

              9.11 TANGIBLE NET WORTH. Permit Parent Tangible Net Worth, as of the last day of any Fiscal Quarter ending after the Amendment Effective Date, to be less than the SUM of (a) $265,000,000, PLUS (b) an amount equal to 95% of Net Income earned in each Fiscal Quarter ending after July 1, 1998 (with no deduction for a net loss in any such Fiscal Quarter), PLUS (c) an amount equal to 100% of the aggregate increases in Stockholders' Equity of Parent after November 6, 1998 by reason of the issuance and sale of capital stock of Parent (INCLUDING upon any conversion of debt securities of Parent into such capital stock), MINUS (d) the aggregate amount expended after November 6, 1998 for repurchases of Common Stock and Permitted Preferred Stock permitted by Sections 9.5(b) and 9.5(E), MINUS (e) preferred stock dividends paid in Cash or Property (OTHER THAN capital stock of Parent) after November 6, 1998 permitted by Section 9.5(c) MINUS (f) losses incurred by reason of the Dispositions permitted by Sections 6.1(b), 6.1(c) and 9.2(b), MINUS (g) any write-down of assets required by Generally Accepted Accounting Principles and MINUS (h) any Pre-Opening Expenses incurred after November 6, 1998 attributable to a New Venture.

              9.12 PARENT FUNDED DEBT RATIO. Permit the Parent Funded Debt Ratio, as of the last day of any Fiscal Quarter ending after the Amendment

Effective Date, to be greater than the ratio set forth below opposite the date upon which, or period during which, such Fiscal Quarter ends:

                     DATE OR PERIOD               RATIO

                  September 30, 1999          5.15 to 1.00

                  December 31, 1999           5.00 to 1.00

                  March 31, 2000              4.85 to 1.00

                  June 30, 2000               4.75 to 1.00

                  September 30, 2000          4.60 to 1.00

                  December 31, 2000           4.50 to 1.00

                  March 31, 2001              4.25 to 1.00

                  June 30, 2001               4.15 to 1.00

                  September 30, 2001
                  and thereafter              4.00 to 1.00

              9.13 MAINTENANCE CAPITAL EXPENDITURES. Make, or become legally obligated to make, any Maintenance Capital Expenditure in any Fiscal Year if, giving effect thereto, the aggregate of all Maintenance Capital Expenditures made by Parent in that Fiscal Year PLUS all Maintenance Capital Expenditures made by Borrower in that Fiscal Year would exceed$25,000,000 for any Fiscal Year; PROVIDED that such amount shall be increased for the Fiscal Year ending December 31, 2000 and each subsequent Fiscal Year by the amount (not exceeding $3,000,000), if any, by which actual Maintenance Capital Expenditures in the immediately preceding Fiscal Year were less than $25,000,000.

              9.14 EXPANSION CAPITAL EXPENDITURES AND NEW VENTURE EXPENDITURES.

                  (a) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure or New Venture Expenditure if, giving effect thereto, the aggregate Basket Expenditures subsequent to the Amendment Effective Date and prior to the Maturity Date would exceed the Expansion Capital Expenditures Basket without the prior written consent of the Requisite Lenders;

                  (b) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure or New Venture Expenditure through an Unrestricted New Venture Entity if, giving effect thereto, the aggregate of all such Expansion Capital Expenditures and New Venture Expenditures subsequent to the Amendment Effective Date and prior to the Maturity Date would exceed the Unrestricted New Venture Entity

          Basket without the prior written consent of the Requisite Lenders;

                  (c) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure or New Venture Expenditure directly or through a Restricted Subsidiary if the aggregate Expansion Capital Expenditures or New Venture Expenditure reasonably anticipated with respect thereto will exceed $250,000,000 without the prior written consent of the Requisite Lenders (and the Lenders agree to use their best efforts to respond to any request by Parent to provide such consent within ten (10) Banking Days after the date such request is made, but without any implication that the failure of any Lender to respond within such period shall be construed as consent);

                  (d) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure or New Venture Expenditure through an Unrestricted New Venture Entity if the aggregate Expansion Capital Expenditures and New Venture Expenditures reasonably anticipated with respect thereto will exceed $50,000,000 without the prior written consent of the Requisite Lenders (and the Lenders agree to use their best efforts to respond to any request by Parent to provide such consent within ten (10) Banking Days after the date such request is made, but without any implication that the failure of any Lender to respond within such period shall be construed as consent) EXCEPT for the following New Venture Expenditures, which shall not require such consent:

                           (i) the Green Valley Project, PROVIDED that the
                  amount expended therefor does not exceed $50,000,000;

                           (ii) the Auburn Indian Gaming Project, PROVIDED that
                  the amount expended therefor does not exceed $25,000,000;

                           (iii) the Locals Securities Acquisition, PROVIDED
                  that the amount expended therefor does not exceed $15,000,000;

                  (e) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure or New Venture Expenditure IF a Default or Event of Default then exists or would result therefrom (EXCEPT an Expansion Capital Expenditure or New Venture Expenditure made pursuant to a legally binding commitment entered into prior thereto in compliance with the other provisions of this Section 9.14); and

                  (f) Make, or enter any legally binding commitment to make, any New Venture Expenditure (whether directly or through a Restricted Subsidiary or Unrestricted New Venture Entity) UNLESS (i) the New Venture is located in the greater Las Vegas, Nevada, metropolitan area,
         (ii) the New Venture is designed and operated to cater to the Las Vegas "locals" gaming market, (iii) in the case of a New Venture Expenditure made through a Restricted Subsidiary, Parent and its Restricted Subsidiary own at least 80% of the New Venture, (iv) in the case of a New Venture Expenditure made through an

         Unrestricted New Venture Entity, Parent and its Restricted Subsidiaries own at least 50% of the New Venture and (v) the New Venture will be managed and operated by Parent or a Restricted Subsidiary that is a Wholly-Owned Subsidiary; PROVIDED that (a) subclauses (iii), (iv) and (v) of this clause (f) shall not apply to the Locals Securities Acquisition and (b) subclauses (I), (II), and
         (IV) of this clause (f) shall not apply to the Auburn Indian Gaming Project.

              9.15 INVESTMENTS. Make or suffer to exist any Investment, OTHER
THAN:

                  (a) Investments in existence on the Amendment Effective Date and disclosed on SCHEDULE 9.15;

                  (b) Investments consisting of Cash and Cash Equivalents;

                  (c) Investments consisting of advances to officers, directors and employees of Parent and the Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                  (d) Investments of Parent in any of Borrowers or any Wholly-Owned Subsidiary that is a Restricted Subsidiary and Investments of any Restricted Subsidiary in another Wholly-Owned Subsidiary that is a Restricted Subsidiary;

                  (e) Investments in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries; PROVIDED that the aggregate of all such Investments (INCLUDING any described in SCHEDULE 9.15) does not exceed $5,000,000;

                  (f) Investments consisting of or evidencing the extension of credit to customers or suppliers of Parent or any Restricted Subsidiary in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                  (g) Investments received in connection with the settlement of a bona fide dispute with another Person;

                  (h) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

                  (i) Investments consisting of Guaranty Obligations permitted by Section 9.9; and

                  (j) Investments required by any Gaming Board;

                  (k) Investments in vendors or prospective vendors to Parent or any of its Subsidiaries; PROVIDED that (i) such Investments do not constitute a controlling interest in such vendors, (ii) the amount of such Investments does not exceed in the aggregate $5,000,000 outstanding at any time and (iii) the amount of such Investments PLUS the Investments permitted by clause (l) below does not exceed in the aggregate $10,000,000 outstanding at any time;

                  (l) Investments in Wholly-Owned Subsidiaries that are Immaterial Subsidiaries that do not exceed in the aggregate $10,000,000 outstanding at any time;

                  (m) Investments in or to finance the purchase by others of Kansas City Local Shares not to exceed $4,000,000; and

                  (n) Investments in Unrestricted New Venture Entities (INCLUDING any Locals Securities Acquisition) permitted by Section 9.14.

              9.16 AMENDMENTS TO OTHER FINANCIAL INSTRUMENTS. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation or Permitted Preferred Stock in any respect that will or may adversely affect the interests of the Lenders.

              9.17 CASH ACCUMULATION. Hold as assets of Parent or the Restricted Subsidiaries (in the aggregate) Cash and Cash Equivalents in excess of the SUM OF (a) the amount necessary to make the next scheduled interest or dividend payment on the Existing Subordinated Debt, Permitted Subordinated Debt and Permitted Preferred Stock PROVIDED that such payment date is not more than five (5) Banking Days in the future, PLUS (b) the amount necessary to fund casino bankroll in the ordinary course of business, PLUS (c) any amount required to be held by Parent or such Restricted Subsidiary by any Gaming Board PLUS (d) $2,000,000; PROVIDED that for purposes of this SECTION 9.17, the term "Cash" shall not include funds on deposit in bank accounts of Parent or any Restricted Subsidiary that are not 'collected balances'.

              9.18 PREPAYMENTS. Prepay any Indebtedness, or, subject to the last sentence of this Section 9.18, prepay rent under any operating lease, prior to the date when the same is due and payable, EXCEPT (a) rent under that certain Equipment Lease dated September 25, 1996 between Parent and First Security Trust Company of Nevada, (b) the Existing Subordinated Debt to the extent permitted by
Section 9.1, (c) the Term Loan and (d) Indebtedness not described above which, when added to Indebtedness of Borrowers theretofore prepaid pursuant to Section 6.16(d), does not exceed $15,000,000. For purposes of this Section 9.18, the exercise by Parent of a purchase option contained in an operating lease shall not constitute a prepayment of rent; PROVIDED, however, that the exercise of any such purchase option shall be subject to the limitations on Capital Expenditures set forth in this Agreement.

                                   Article 10
                     INFORMATION AND REPORTING REQUIREMENTS


              10.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

                  (a) As soon as practicable, and in any event within 30 days after the end of each calendar month, a consolidated and consolidating (in accordance with past consolidating practices of Parent) summary statement of operations of Parent and its Subsidiaries for such calendar month, in a form reasonably acceptable to the Administrative Agent, together with a written report as to current operating data and a narrative statement discussing any significant trends reflected therein;

                  (b) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (OTHER THAN the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                  (c) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Parent Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Parent and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Parent Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

                  (d) As soon as practicable, and in any event within

         120 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.9, 6.10, 7.4, 9.11 and 9.12 , have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent in the manner prescribed by this Agreement;

                  (e) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, INCLUDING for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

                  (f) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them;

                  (g) As soon as practicable, and in any event within 45 days (or, in the case of the fourth Fiscal Quarter in each Fiscal Year, 90 days) after the end of each Fiscal Quarter, a written report, in form and detail reasonably acceptable to the Administrative Agent, with respect to the status of any Expansion Capital Expenditures and New Venture Expenditures then underway;

                  (h) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this
         Section 10.1;

                  (i) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report", and copies of any written communication to Parent or Borrowers from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Parent, any Borrower or any Sibling Guarantor;

                  (j) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrowers with any Governmental Agency;

                  (k) Promptly upon a Senior Officer of any Borrower becoming aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
         Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                  (l) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of any Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrowers are taking or propose to take with respect thereto;

                  (m) Promptly upon a Senior Officer of any Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against any Borrower that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $10,000,000 or more or any lessor under a lease involving aggregate rent of $10,000,000 or more has asserted a default thereunder on the part of any Borrower, (iii) any Person has commenced a legal proceeding with respect to a claim against any Borrower under a contract that is not a credit agreement or material lease in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified any Borrower of its intent to strike such Borrower on a date certain and such strike would involve more than 100 employees of such Borrower or
         (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to any Borrower, a written notice describing the pertinent facts relating thereto and what action such Borrower is taking or proposes to take with respect thereto; and

                  (n) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

              10.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrowers shall, at Borrowers' sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 10.1(b) and 10.1(d), Compliance Certificates signed by a Senior Officer of Borrowers.

                                   Article 11
                                   CONDITIONS
                                   ----------


              11.1 INITIAL ADVANCES, ETC.. The obligation of each Lender to make the initial Advance to be made by it is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each Party thereto, each dated as of the Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                           (1) at least one (1) executed counterpart of this
                  Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrowers;

                           (2) a Line A Note executed by Borrowers in favor of
                  each Lender, in a principal amount equal to that Lender's Pro Rata Share of the Line A Commitment;

                           (3) a Line B Note executed by Borrowers in favor of
                  each Lender, in a principal amount equal to that Lender's Pro Rata Share of the Line B Commitment;

                           (4) the Omnibus Documents Amendment executed by
                  Borrowers, Parent and the Sibling Guarantors;

                           (5) such financing statements on Form UCC-1 executed
                  by Borrowers with respect to the Security Agreement as the Administrative Agent may request;

                           (6) a written consent and acknowledgment executed by
                  Parent confirming the continued effectiveness of the Pledge Agreement (Nevada) in form and substance acceptable to the Administrative Agent;

                           (7) a Deed of Trust Amendment with respect to the
                  Palace Deed of Trust executed by Palace;

                           (8) a Deed of Trust Amendment with respect to the
                  Boulder Deed of Trust executed by Boulder;

                           (9) a Deed of Trust Amendment with respect to the

                  Texas Deed of Trust executed by Texas;

                           (10) a Deed of Trust Amendment with respect to the
                  St. Charles Deed of Trust executed by St. Charles;

                           (11) a Deed of Trust Amendment with respect to each
                  of the Kansas City Deeds of Trust executed by Kansas City;

                           (12) a Deed of Trust Amendment with respect to the
                  Sunset Deed of Trust executed by Sunset;

                           (13) the Intercreditor Agreement executed by the
                  Collateral Agent and the Term Agent;

                           (14) a written acknowledgement from First Security
                  Trust Company of Nevada to the effect that the Sunset Intercreditor Agreement remains effective and applicable;

                           (15) assurances from the Title Company that it is
                  prepared to issue such endorsements with respect to the title insurance policies issued in connection with the Existing Loan Agreement as the Administrative Agent may reasonably require, and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                           (16) with respect to each Borrower and each of the
                  Guarantors, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of such Borrower and each such Guarantor, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                           (17) the Opinions of Counsel, together with copies of
                  all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied;

                           (18) a certificate of insurance issued by Borrowers'
                  insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deeds of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative

                  Agent;

                           (19) written confirmations from the landlords of all
                  leaseholds covered by the Deeds of Trust confirming that the respective Landlord Consent previously delivered in connection with the Existing Loan Agreement remains effective;

                           (20) such assurances as the Administrative Agent
                  deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                           (21) a Certificate of a Senior Officer of Parent
                  certifying that incurrence by Borrowers of the Obligations will not violate the Indentures governing any Subordinated Obligation;

                           (22) a Certificate of a Senior Officer of each of the
                  Borrowers certifying that the conditions specified in Sections 11.1(g) and 11.1(h) have been satisfied; and

                           (23) such other assurances, certificates, documents,
                  consents or opinions as the Administrative Agent or the Requisite Lenders reasonably may require.

                  (b) The arrangement fee payable pursuant to Section 3.2 shall have been paid.

                  (c) Any agency fees payable on the Amendment Effective Date pursuant to Section 3.5 shall have been paid.

                  (d) The Term Loan Agreement shall concurrently close.

                  (e) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 14.3, and invoiced to Borrowers prior to the Amendment Effective Date, shall have been paid.

                  (f) Parent shall have delivered to the trustees under the Indentures governing all Subordinated Obligations a written statement designating the Obligations as "Designated Senior Indebtedness" under such Indentures.

                  (g) The representations and warranties of Borrowers contained in ARTICLE 4 shall be true and correct.

                  (h) Borrowers and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

                  (i) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

                  (j) The Amendment Effective Date shall have occurred on or before October 31, 1999.

              11.2 AVAILABILITY UNDER EXCESS FACILITY. The obligation of each Lender to make any Advance under the Line B Commitment is subject to the condition precedent that such Advance is permitted to be incurred under Section
4.06 of the Indentures governing the Existing Subordinated Debt.

              11.3 ANY ADVANCE. The obligation of each Lender to make any Advance (and the obligation of the Issuing Lender to issue any Letter of Credit) is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
         (ii) as disclosed by any Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in
         ARTICLE 4 (OTHER THAN Sections 4.4, 4.6 (first sentence), 4.10, 4.17 and 4.19) shall be true and correct on and as of the date of the Advance as though made on that date;

                  (b) other than matters described in SCHEDULE 4.10 or not required as of the Amendment Effective Date to be therein described, or disclosed by any Borrower and approved in writing by the Requisite Lenders, there shall not be any action, suit, proceeding or investigation pending as to which Parent or any of its Subsidiaries has been served or received notice of or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                  (c) the Administrative Agent shall have timely received a Request for Loan in compliance with ARTICLE 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable), in compliance with ARTICLE 2 or (as applicable) the Issuing Lender shall have timely received a Request for Letter of Credit in compliance with ARTICLE 2; and

                  (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                   Article 12
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


              12.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                  (a) Borrowers fail to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                  (b) Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.3, 3.4 or 3.5, or any portion thereof, within two (2) Banking Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

                  (c) Borrowers fail to comply with any of the covenants contained in ARTICLE 6 or Parent fails to comply with any of the covenants contained in ARTICLE 9; or

                  (d) Borrowers fail to comply with Section 10.1(l) in any respect that is materially adverse to the interests of the Lenders; or

                  (e) Borrowers or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                  (f) Any representation or warranty of Borrowers or any of the Guarantors made in any Loan Document, or in any certificate or other writing delivered by Borrowers or such Guarantor pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

                  (g) Borrowers or any of the Guarantors (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more, or any guaranty of present or future Indebtedness of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrowers or any of the Guarantors to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (PROVIDED, that for the purpose of this clause
         (g), the principal amount of Indebtedness consisting of a Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or

                  (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

                  (i) Any Loan Document (OTHER THAN a Secured Swap Agreement), at any time after its execution and delivery and for any reason, OTHER THAN the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the payment Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Collateral Document ceases (OTHER THAN by action or inaction of the Administrative Agent or any Lender) to create a valid and effective Lien in any material Collateral covered thereby; or any Party thereto denies in writing that it has any or further liability or obligation under any (other than a Secured Swap Agreement) Loan Document, or purports to revoke, terminate or rescind same; or

                  (j) A final judgment against any of (i) Borrowers, (ii)
         Parent or (iii) any Sibling Guarantor that then has total assets of $10,000,000 or more is entered for the payment of money in excess of $5,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                  (k) Any of (i) Borrowers, (ii) Parent or (iii) any Sibling Guarantor that then has total assets of $10,000,000 or more institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

                  (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) applicable to any Borrower or other Party (EXCLUDING an Event of Default applicable to a counterparty other than any Borrower under a Secured Swap Agreement) under any other Loan Document; or

                  (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                  (n) Any Pension Plan maintained by Parent or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Parent and its Subsidiaries as of the most-recently ended Fiscal Quarter; or

                  (o) The occurrence of a License Revocation that continues for three (3) consecutive calendar days; or

                  (p) The occurrence of an Event of Default (as such term is defined in the Term Loan Agreement) under the Term Loan Agreement.

              12.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in Section 12.1(k) with respect to any Borrower:

                           (1) the Commitments to make Advances and all other
                  obligations of the Administrative Agent or the Lenders and all rights of Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrowers, which are expressly waived by Borrowers, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 14.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                           (2) the Issuing Lender may, with the approval of the
                  Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral under the Security Agreement; and

                           (3) the Requisite Lenders may request the
                  Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

                  (b) Upon the occurrence of any Event of Default described in
         Section 12.1(k) with respect to any Borrower:

                           (1) the Commitments to make Advances and all other
                  obligations of the Administrative Agent or the Lenders and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, EXCEPT that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                           (2) an amount equal to the aggregate amount of all
                  outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrowers, which are expressly waived by Borrowers, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral under the Security Agreement; and

                           (3) the unpaid principal of all Notes, all interest
                  accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

                  (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Borrowers, which are expressly waived by Borrowers (EXCEPT as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate payment Obligations owed to each Lender under the Loan Documents bear to the aggregate payment Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrowers' payment Obligations hereunder and under the Notes, payments of the proceeds from the exercise of the Lenders' rights and remedies shall be applied FIRST, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due the Lenders under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments of the proceeds from the exercise of the Lenders' rights and remedies will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity for the collection or recovery of all unpaid payment Obligations.

              12.3 PALACE EVENT OF DEFAULT AND REMEDIES. The failure of Palace, whatever the reason therefor and under any circumstances whatever, to comply with any of the covenants contained in ARTICLE 7 shall constitute a Palace Event of Default. Upon the occurrence of a Palace Event of Default, the Administrative Agent and the Lenders shall have all the rights and remedies described in
Section 12.2 but only with respect to the Line A Commitment, Line A Loans and the Line A Notes.

                                   Article 13
                            THE ADMINISTRATIVE AGENT


              13.1 APPOINTMENT AND AUTHORIZATION. Subject to Section 13.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

              13.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America
National Trust and Savings Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America, N.A. in its individual capacity. Bank of America, N.A. (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers, any Subsidiary thereof, or any Affiliate of Borrowers or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America, N.A. (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

              13.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (INCLUDING reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with
Section 12.2(d), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, EXCEPT that Obligations owed to any Lender (or Affiliate of a Lender) under a Secured Swap Agreement shall be secured on a PARI PASSU basis with all other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

              13.4 LENDERS' CREDIT DECISIONS. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

              13.5 ACTION BY ADMINISTRATIVE AGENT.

                  (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrowers stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                  (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                  (c) EXCEPT for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                  (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 14.2), PROVIDED that the Administrative

         Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and EXCEPT that if the Requisite Lenders (or all the Lenders, if required under Section 14.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                  (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 14.2), notwithstanding any other provision hereof.

              13.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                  (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

                  (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrowers and/or their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                  (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                  (d) EXCEPT to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Parent or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Parent or its Subsidiaries.

                  (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

                  (f) Will not incur any liability to any Lender by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

                  (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, without limitation, principal, interest, commitment fees, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrowers and/or their Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

              13.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share of the Commitments (if the Commitments are then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitments have then been terminated), indemnify and hold the Administrative Agent, the Co-Agents and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING reasonable attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrowers or any other Party is required by
Section 14.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 13.7 shall entitle the Administrative Agent or any indemnitee referred to above to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrowers or any of their Subsidiaries. To the extent that the Administrative Agent or any indemnitee referred to above is later reimbursed such amount by Borrowers or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such amount.

              13.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon reasonable notice to the Lenders and Borrowers effective upon acceptance of appointment by a successor Administrative Agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrowers (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 13, and Sections 14.3,
14.11 and 14.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 14.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

              13.9 FORECLOSURE ON COLLATERAL. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

              13.10 NO OBLIGATIONS OF BORROWERS. Nothing contained in this
Article 13 shall be deemed to impose upon Borrowers any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrowers shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrowers to the Administrative Agent for the account of the Lenders, Borrowers' obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

              13.11 AUTHORITY REGARDING CERTAIN DOCUMENTS. The Lenders hereby expressly authorize the Administrative Agent to execute, deliver and perform under, on behalf of the Lenders, (a) the Intercreditor Agreement, (b) the "Corporate Securities and Finance Compliance Affidavit" required by the Missouri Gaming Commission and (c) any other affidavit, report, notice or other document required by any Gaming Board.

                                   Article 14
                                  MISCELLANEOUS


              14.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of ARTICLE 11 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

              14.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrowers or any of the Guarantors is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to ARTICLE 13, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitments or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrowers to pay when due principal, interest or any commitment fee;

                  (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitments.

                  (c) To release the Parent Guaranty, the Sibling Guaranty, or any material portion of the Collateral EXCEPT as expressly provided for in any Loan Document (PROVIDED that the Administrative Agent is authorized to release the Lien created by the Collateral Documents on
         (i) assets secured by Indebtedness permitted by Section 6.7(e), (ii) assets which are the subject of a Disposition permitted by Section 6.1, (iii) assets the sale, transfer or other disposition of which is not a Disposition and (iv) assets that are transferred to an Unrestricted New Venture Entity as a contribution to its capital that comply with the limitations contained in Section
         9.14, and shall do so upon request of Borrowers subject to such reasonable and customary requirements as the Administrative Agent may specify);

                  (d) To amend the provisions of the definition of "REDUCTION AMOUNT," "REDUCTION DATE," "REQUISITE LENDERS," "MAJORITY LENDERS," or "MATURITY DATE"; or

                  (e) To amend or waive ARTICLES 11 OR 12, this Section 14.2, or Sections 6.3 or 9.4; or

                  (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 14.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

              14.3 COSTS, EXPENSES AND TAXES. Borrowers shall pay within five
(5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrowers or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrowers, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrowers shall pay any and all documentary and other taxes, EXCLUDING
(i) taxes imposed on or measured in whole or in part by its overall net income imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" or (ii) any withholding taxes or other taxes based on gross income imposed by the

United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 14.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 14.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section 14.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

              14.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrowers or any Affiliate of any of Borrowers. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrowers, to replace such a Lender in default.

              14.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

              14.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

              14.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

              14.8 BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents to which Borrowers are a Party will be binding upon and inure to the benefit of Borrowers, the Administrative Agent, each of the Lenders, and their respective successors and assigns, EXCEPT that Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment by any Borrower in contravention of this Section 14.8(a) shall be null and void. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (b) From time to time following the Amendment Effective Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitments; PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (ii) such


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

         assignment shall be evidenced by a Commitments Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitments that is equivalent to less than $3,000,000 (or $1,000,000 with respect to any assignment occurring on the Amendment Effective Date) , (iv) the assignment shall assign the same Pro Rata Share of the Line A Commitment and the Line B Commitment and (v) the effective date of any such assignment shall be as specified in the Commitments Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitments Assignment and Acceptance. Upon the effective date of such Commitments Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitments therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrowers agree that they shall execute and deliver (against delivery by the assigning Lender to Borrowers of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share of the Commitments, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                  (c) By executing and delivering a Commitments Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitments being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitments Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitments Assignment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitments Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrowers or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Commitments Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrowers and the Lenders a revised SCHEDULE 1.1A giving effect thereto. Borrowers, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitments shall be effective, in each case unless and until a Commitments Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitments shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitments.

                  (e) Each Lender may from time to time grant participations to one or more Lenders or other financial institutions (INCLUDING another Lender) in a portion of its Pro Rata Share of the Commitments; PROVIDED, HOWEVER, that (i) such Lender notifies the Administrative Agent and Borrowers in writing at least five (5) Banking Days in advance of granting such a participation, which notice shall identify the proposed participant, (ii) the proposed participant (if not then a Lender or an Affiliate of the granting Lender) shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (iii) such Lender's obligations under this Agreement shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 3.6, 3.7, 14.11 and 14.22 but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of such Lender absent the participation, (vi) Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (vii) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Commitments as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Pro Rata Share of the Commitments, so long as the amount of the participation interest is not affected thereby and (viii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend any Reduction Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release the Parent Guaranty, the Sibling Guaranty or any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

                  (f) Notwithstanding anything in this Section 14.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

              14.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may (a) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and (b) to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrowers and/or any Property of Borrowers in its possession against the Obligations.

              14.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, Lender's lien or counterclaim against Borrowers, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other
Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, Banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 14.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

              14.11 INDEMNITY BY BORROWERS. Borrowers agree to indemnify, save and hold harmless the Administrative Agent, the Co-Agents and each Lender and their respective directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action (EXCEPT a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrowers, their Affiliates or any of their officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrowers and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrowers, but the failure to so promptly notify Borrowers shall not affect Borrowers' obligations under this Section unless such failure materially prejudices Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrowers may be liable for payment of indemnity hereunder shall give Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrowers' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 14.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrowers; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrowers to any Indemnitee under this Section 14.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

              14.12 NONLIABILITY OF THE LENDERS. Borrowers acknowledge and agree that:

                  (a) Any inspections of any Property of Borrowers made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrowers);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

                  (c) The relationship between Borrowers and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrowers or their Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with their Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrowers nor any other Person is entitled to rely thereon; and

                  (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or its Affiliates and Borrowers hereby indemnify and hold the Administrative Agent and the Lenders harmless on the terms set forth in
         Section 14.11 from any such loss, damage, liability or claim.

              14.13 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrowers, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. EXCEPT as provided in Sections 14.8 and 14.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

              14.14 CONFIDENTIALITY. Each Lender agrees to hold any confidential information that it may receive from Borrowers pursuant to this Agreement in confidence, EXCEPT for disclosure: (a) to other Lenders; (b) to legal counsel and accountants for Borrowers or any Lender; (c) to other professional advisors to Borrowers or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 14.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Parent or its Subsidiaries, provided that each Lender agrees to notify Borrowers of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process, provided that each Lender agrees to notify Borrowers of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and any of Borrowers are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that

Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 14.14; (h) to the National Association of Insurance Commissioners; and (i) to a nationally-recognized credit rating agency provided that each Lender agrees to notify Borrowers of any such disclosures. For purposes of the foregoing, "confidential information" shall mean any information respecting Parent or its Subsidiaries reasonably considered by Borrowers to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrowers to any Person not associated with Borrowers without a confidentiality agreement or obligation substantially similar to this Section
14.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrowers.

              14.15 FURTHER ASSURANCES. Borrowers and the Guarantors shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Collateral Document.

              14.16 INTEGRATION. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.4 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

              14.17 GOVERNING LAW. EXCEPT to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California.

              14.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

              14.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

              14.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

              14.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrowers (with a copy to the Administrative Agent), on or before the Amendment Effective Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 14.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by the Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (INCLUDING, if reasonably necessary, Form W-9) satisfactory to Borrowers and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall
(a) promptly submit to Borrowers (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrowers or the Administrative Agent become aware that a participation has been granted pursuant to Section 14.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrowers or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrowers and the Administrative Agent as would be required under this Section if such financial institution were a Lender. The foregoing three sentences of this Section 14.21 apply to any Lender that is a "bank" within the meaning of Section 88(c)(3)(A) of the Code. With respect to any Lender that is not a "bank" within the meaning of Section 88(c)(3)(A) of the Code that intends to claim exemption from

U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of "portfolio interest," such a Lender shall deliver to Borrowers (with a copy to the Administrative Agent) a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrowers and is not a controlled foreign corporation related to Borrowers (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by Borrowers under this Agreement and the other Loan Documents.

              14.22 HAZARDOUS MATERIAL INDEMNITY. Each of Borrowers hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and
(ii) any activity carried on or undertaken on or off any Real Property by Borrowers or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrowers or any predecessor in title or any employees, agents, contractors or subcontractors of Borrowers or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrowers hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrowers under this Section (and under Sections 4.18 and 5.10) shall be unlimited corporate obligations of Borrowers and shall NOT be secured by any Lien on any Real Property. Any obligation or liability of Borrowers to any Indemnitee under this Section 14.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

              14.23 GAMING BOARDS. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrowers and its Subsidiaries, INCLUDING the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

              14.24 JOINT AND SEVERAL. Each of Borrowers shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of Borrowers may have directly received the proceeds of any particular Loan or the benefit from the issuance of any Letter of Credit. Each of Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all of Borrowers. Each of Borrowers waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each of Borrowers agrees to the Joint Borrower Provisions set forth in EXHIBIT M, incorporated by this reference.

              14.25 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

              14.26 PURPORTED ORAL AMENDMENTS. BORROWERS EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE A PARTY MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 14.2. BORROWERS AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 14.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

        [THIS SPACE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                PALACE STATION HOTEL & CASINO, INC.,
                                as a Borrower


                                By:               s/ Glenn C. Christenson
                                                        Glenn C. Christenson
                                                        Senior Vice President


                                BOULDER STATION, INC., as a Borrower



                                By:               s/ Glenn C. Christenson
                                                        Glenn C. Christenson
                                                        Senior Vice President


                                TEXAS STATION, INC., as a Borrower



                                By:               s/ Glenn C. Christenson
                                                        Glenn C. Christenson
                                                        Senior Vice President



                                ST. CHARLES RIVERFRONT STATION, INC., as a
                                Borrower



                                By:               s/ Glenn C. Christenson
                                                        Glenn C. Christenson
                                                        Senior Vice President


                                KANSAS CITY STATION CORPORATION, as a Borrower



                                By:               s/ Glenn C. Christenson
                                                        Glenn C. Christenson
                                                        Senior Vice President


                                     -S-1-

                                SUNSET STATION, INC., as a Borrower



                                By:               s/ Glenn C. Christenson
                                                       Glenn C. Christenson
                                                       Senior Vice President


                                STATION CASINOS, INC., solely for purposes of Articles 8 and 9



                               By:               s/ Glenn C. Christenson
                                                      Glenn C. Christenson
                                                      Executive Vice President


                               Address for all the foregoing:

                               c/o Station Casinos, Inc.
                               2411 West Sahara Avenue
                               Las Vegas, Nevada  89102

                               Attn:    Glenn C. Christenson
                                        Executive Vice President

                               Telecopier:       (702) 367-2424
                               Telephone:        (702) 367-2484


                                     -S-2-

                               BANK OF AMERICA, N.A., as Administrative Agent


                               By:               s/  Janice Hammond
                                                     Janice Hammond
                                                     Vice President


                               Address:

                               Bank of America, N.A.
                               Agency Management #12048
                               CA9-706-11-03
                               555 South Flower Street, 11th Floor
                               Los Angeles, California  90071

                               Attn:  Janice Hammond
                                      Vice President

                               Telecopier:       (213) 228-2299
                               Telephone:        (213) 228-9861


                                     -S-3-

                               BANK OF AMERICA, N.A., as a Lender


                               By                    s/ Scott L. Faber
                                                        Scott L. Faber
                                                        Principal


                               Address:

                               Bank of America, N.A.
                               CA9-706-11-01
                               555 South Flower Street, 11th Floor
                               Los Angeles, California  90071

                               Attn:  Scott L. Faber
                                      Vice President

                               Telecopier:       (213) 228-2641
                               Telephone:        (213) 228-2768


                               With a copy to:

                               Bank of America, N.A.
                               CA9-706-11-01
                               555 South Flower Street, 11th Floor
                               Los Angeles, California  90071

                               Attn:  William Newby
                                      Managing Director

                               Telecopier:       (213) 228-3145
                               Telephone:        (213) 228-2438


                                     -S-4-

                               SOCIETE GENERALE, as Documentation Agent and a Lender


                               By:                     s/ Alex Y. Kim
                                                          Alex Y. Kim
                                                          Vice President


                               Address:

                               Societe Generale
                               2029 Century Park East, Suite 2900
                               Los Angeles, California  90067

                               Attn:  Donald L. Schubert
                                      Managing Director

                               Telecopier:       (310) 551-1537
                               Telephone:        (310) 788-7104


                                     -S-5-

                               BANK OF SCOTLAND, as Co-Agent and a Lender



                               By:                     s/ Annie Glynn
                                                          Annie Glynn
                                                          Senior Vice President

                               Address:

                               Bank of Scotland
                               565 Fifth Avenue
                               New York, New York  10017

                               Attn:    Annie Glynn
                                        Senior Vice President

                               Telecopier:       (212) 557-9460
                               Telephone:        (212) 450-0871


                                     -S-6-

                               ABN AMRO BANK, N.V., as a Lead Arranger and a Lender

                               By:                    s/ Jeff A. French
                                                         Jeff A. French, SVP

                               By:                   s/ Corrina Fong
                                                        Corrina Fong, Credit
                                                        Officer

                               Address:

                               ABN AMRO Bank, N.V.
                               208 South LaSalle Street, Suite 1500
                               Chicago, Illinois 60604-1003

                               Attn:    Derk Burrus, Credit Administration

                               Telecopier:       (312) 992-5111
                               Telephone:        (312) 992-5122

                               Copies to:

                               ABN AMRO Bank, N.V.
                               208 South LaSalle Street, Suite 1500
                               Chicago, Illinois 60604-1003

                               Attn:    Suzanne Smith, Loan Administration

                               Telecopier:       (312) 992-5158
                               Telephone:        (312) 992-5095

                               ABN AMRO Bank N.V.,
                               101 California Street, Suite 4550
                               San Francisco, California  94111

                               Attention: Jeffrey French

                               Telecopier:       (415) 362-3524
                               Telephone:        (415) 984-3703


                                     -S-7-

                               THE FIRST NATIONAL BANK OF CHICAGO, as a Lead Arranger and a Lender


                               By:      s/ Mark A. Isley
                                           Mark, A. Isley, First Vice President

                               Address:

                               The First National Bank of Chicago
                               777 South Figueroa Street, 4th Floor
                               Los Angeles, California 90017


                               Attn:    Jim Junker

                               Telecopier:       (213) 683-4999
                               Telephone:        (213) 683-4948


                                     -S-8-

                               WELLS FARGO BANK, N.A., as a Lead Arranger and a Lender


                               By:      s/ Rick Bokum
                                           Rick Bokum
                                           Assistant Vice President

                               Address:

                               Wells Fargo Bank, N.A.
                               3800 Howard Hughes Parkway, 4th Floor
                               Las Vegas, Nevada 89109

                               Attn:    Rick Bokum
                                        Assistant Vice President

                               Telecopier:       (702) 791-6365
                               Telephone:        (702) 791-6185


                                     -S-9-

                               CIBC INC., as a Lender


                               By:      s/ Dean Decker
                                           Dean Decker
                                           Executive Director
                                           CIBC World Markets Corp., AS AGENT

                               Address:

                               CIBC Inc.
                               Suite 2600
                               350 South Grand Avenue
                               Los Angeles, California 90071

                               Attn:    Dean Decker
                                        Executive Director

                               Telecopier:       (213) 346-0157
                               Telephone:        (213) 617-6245


                                     -S-10-

                               BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., as a Lender



                               By:      s/ James F. McCann
                                           James F. McCann, Vice President




                               By:      /s/ Greg Roux
                                            Greg Roux, Vice President


                               Address:

                               Bank Austria Creditanstalt Corporate Finance,
                               Inc.
                               4 Embarcadero Center, Suite 630
                               San Francisco, California 94111

                               Attn:    James F. McCann

                               Telecopier:       (415) 781-0622
                               Telephone:        (415) 788-1371


                                     -S-11-

                               BANK OF HAWAII, as a Lender



                               By:      s/ Robert M. Wheeler
                                           Robert M. Wheeler
                                           Vice President


                               Address:

                               Bank of Hawaii
                               130 Merchant Street, 20th Floor
                               Honolulu, Hawaii 96813

                               Attn:    Robert M. Wheeler
                                        Vice President

                               Telecopier:       (808) 537-8301
                               Telephone:        (808) 537-8237


                                     -S-12-

                               BANKBOSTON, NATIONAL ASSOCIATION, as a Lender


                               By:      s/ Patrick Bonebrake
                                            Patrick Bonebrake, Vice President


                               Address:

                               BankBoston, National Association
                               100 Federal Street
                               Boston, Massachusetts 02110

                               Attn:    Patrick Bonebrake

                               Telecopier:       (617) 434-3401
                               Telephone:        (617) 434-1156


                                     -S-13-

                               FIRST SECURITY BANK, N.A., as a Lender



                               By:      s/ David P. Williams
                                            David P. Williams
                                            Vice President


                               Address:

                               First Security Bank, N.A.
                               Corporate Banking
                               15 East 100 South, 2nd Floor
                               Salt Lake City, Utah 84111

                               Attn:    David P. Williams

                               Telecopier:       (801) 246-5532
                               Telephone:        (801) 246-5540

                                     -S-14-

                               HIBERNIA NATIONAL BANK, as a Lender



                               By: s/ Chris Haskew
                                        Chris Haskew
                                        Vice President

                               Address:

                               Hibernia National Bank
                               333 Travis Street
                               Shreveport, Louisiana  71101

                               Attn:  Chris K. Haskew

                               Telecopier:  (318) 674-3758
                               Telephone:  (318) 674-3796

                                     -S-15-

                               SUMMIT BANK, as a Lender


                               By:      s/ Carter Evans
                                            Carter Evans
                                             Vice President


                               Address:

                               Summit Bank
                               750 Walnut Avenue, 1st Floor
                               Cranford, New Jersey 07016

                               Attn:    Carter Evans
                                        Vice President

                               Telecopier:       (908) 709-6433
                               Telephone:        (908) 709-6421


                                     -S-16-

                               THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender



                               By:      s/ J. E. Palmer
                                            Assistant Vice President


                               Address:

                               The CIT Group/Equipment Financing, Inc.
                               900 Ashwood Parkway, 6th Floor
                               Atlanta, Georgia  30338

                               Attn:    John Palmer

                               Telecopier:       (770) 206-9295
                               Telephone:        (770) 551-7827


                                     -S-17-